                                                                     EXHIBIT 2.1

                          PURCHASE AND SALE AGREEMENT


                                BY AND BETWEEN


                  1700/1750 WEST LOOP S. LIMITED PARTNERSHIP
                                      and
                       ZENITH PROPERTIES (ATLANTA), INC.
                                      and
               ZENITH PROPERTIES (ORLANDO), LIMITED PARTNERSHIP

                            COLLECTIVELY AS SELLER
                                      AND

                         AMERICAN GENERAL HOSPITALITY
                          OPERATING PARTNERSHIP, L.P.

                                   AS BUYER

                                    FOR THE

                         MARRIOTT HOTEL WEST LOOP AND
                  1700 WEST LOOP OFFICE TOWER, HOUSTON, TEXAS
                                      and
                   RADISSON HOTEL ATLANTA, ATLANTA, GEORGIA
                                      and
               RADISSON TWIN TOWERS HOTEL AND CONVENTION CENTER,
                               ORLANDO, FLORIDA


                                  DATED AS OF

                                April 15, 1997

Section                                                                 Page No.

1.   DEFINITIONS.........................................................  1

2.   PURCHASE AND SALE...................................................  10
     2.1  Conveyance of Property.........................................  10
          ----------------------
     2.2  Excluded Items.................................................  11
          --------------

3.   PURCHASE PRICE......................................................  11
     3.1  Deposit........................................................  11
          -------
     3.2  Additional Deposit.............................................  12
          ------------------
     3.3  Non-Refundable Fee.............................................  12
          ------------------
     3.4  Consumables....................................................  13
          -----------
     3.5  Cash Balance...................................................  13
          ------------
     3.6  Allocation of Purchase Price...................................  13
          ----------------------------

4.   DUE DILIGENCE PERIOD................................................  13
     4.1  Matters To Be Reviewed.........................................  13
          ----------------------
     4.2  Delivery of Copies;............................................  13
          -------------------
     4.3  Title and Title Commitment.....................................  17
          --------------------------
     4.4  Buyer's Right to Terminate the Agreement.......................  20
          ----------------------------------------

5.   ENTRY ON PROPERTY...................................................  20

6.   PROPERTY "AS-IS"....................................................  22
     6.1  No Side Agreements or Representations; As-is Purchase..........  22
          -----------------------------------------------------
     6.2  Release........................................................  22
          -------
     6.3  Estoppel Certificates..........................................  23
          ---------------------
     6.4  Survival.......................................................  23
          --------

7.   CONDITIONS TO CLOSING...............................................  23

7.1  Conditions Precedent to Buyer's Obligations.........................  23
     -------------------------------------------
7.2  Conditions Precedent to Seller's Obligations........................  23
     --------------------------------------------

8.   DELIVERIES AT CLOSING...............................................  24
     8.1  By Seller......................................................  24
          ---------
     8.2  By Buyer ......................................................  25
          --------
     8.3  By Buyer and Seller............................................  26
          -------------------
     8.4  By Escrow Agent to Seller and Buyer............................  27
          -----------------------------------

9.   COSTS AND EXPENSES..................................................  27
     9.1  Buyer's Costs..................................................  27
          -------------

Section                                                                 Page No.

      9.2  Equal Division of Costs.......................................  27
           -----------------------
      9.3  Seller's Costs................................................  27
           --------------
      9.4  Other Costs...................................................  28
           -----------

10. ADJUSTMENTS AND PRORATIONS...........................................  28
     10.1  Prorations....................................................  28
           ----------
     10.2  Taxes and Assessments.........................................  28
           ---------------------
     10.3  Rents and Security Deposits...................................  28
           ---------------------------
     10.4  Lease Expenses................................................  29
           --------------
     10.5  Utilities.....................................................  31
           ---------
     10.6  House Banks and Other Accounts................................  31
           ------------------------------
     10.7  Personal Property.............................................  31
           -----------------
     10.8  Other  Prorations.............................................  31
           -----------------
     10.9  Method of Proration...........................................  32
           -------------------
     10.10 Closing Statement and Adjustments.............................  32
           ---------------------------------
     10.11 Accounts Receivable...........................................  32
           -------------------
     10.12 Accounts Payable..............................................  32
           ----------------
     10.13 Contracts for Capital Improvements............................  33
           ----------------------------------
     10.14 Survival......................................................  33
           --------

11.  SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS..................  33
     11.1  Authority.....................................................  34
           ---------
     11.2  Actions.......................................................  34
           -------
     11.3  Due Execution.................................................  34
           -------------
     11.4  Valid and Binding.............................................  34
           -----------------
     11.5  Leases; Possession of the Property............................  34
           ----------------------------------
     11.6  Non-Foreign Entity............................................  34
           ------------------
     11.7  Violations of Laws............................................  34
           ------------------
     11.8  Suits.........................................................  34
           -----
     11.9  Collective Bargaining Agreements..............................  34
           --------------------------------
     11.10 Operational Contracts and Leases..............................  35
           --------------------------------

Section                                                                 Page No.

     11.11  Tangible Personal Property...................................  35
            --------------------------
     11.12  Lease for Adjacent Land......................................  35
            -----------------------
     11.13  Updated Financial Statement..................................  35
            ---------------------------
     11.14  Pre-Closing Covenants........................................  35
            ---------------------
     11.15  Survival.....................................................  39
            --------

12.  BUYER'S REPRESENTATIONS, WARRANTIES AND COVENANTS...................  39
     12.1   Independent Investigation....................................  39
            -------------------------
     12.2   As Is Acquisition............................................  39
            -----------------
     12.3   Hazardous Substances.........................................  40
            --------------------
     12.4   Authority....................................................  40
            ---------
     12.5   Actions......................................................  40
            -------
     12.6   Due Execution................................................  40
            -------------
     12.7   Valid and Binding............................................  40
            -----------------
     12.8   Review of Documents..........................................  40
            -------------------
     12.9   Authority to Do Business.....................................  41
            ------------------------
     12.10  Waiver of Default............................................  41
            -----------------
     12.11  Survival.....................................................  41
            --------

13.  ASSUMPTION OF ALL OPERATIONAL CONTRACTS.............................  41
     13.1   Assignment...................................................  41
            ----------
     13.2   Consent......................................................  41
            -------
     13.3   Survival.....................................................  41
            --------
14.  TRANSFER OF LIQUOR LICENSES.........................................  41
     14.1   Acknowledgments..............................................  41
            ---------------
     14.2   Buyer's Obligation to Comply with Statutes...................  42
            ------------------------------------------
     14.3   Transfer of Licenses Not a Condition Precedent...............  42
            ----------------------------------------------
     14.4   Indemnification..............................................  42
            ---------------
     14.5   Survival.....................................................  42
            --------
15.  HAZARDOUS SUBSTANCES................................................  42
     15.1   Seller's Representations and Warranties......................  42
            ---------------------------------------
     15.2   Notices Regarding Hazardous Substances.......................  43
            --------------------------------------
     15.3   Mutual Indemnifications......................................  43
            -----------------------
     15.4   Environmental Release........................................  44
            ---------------------
     15.5   Environmental Audit..........................................  44
            -------------------
     15.6   Survival.....................................................  45
            --------

Section                                                                 Page No.

16.  INDEMNIFICATIONS....................................................  45
     16.1   Indemnification by Buyer.....................................  45
            ------------------------
     16.2   Indemnification by Seller....................................  45
            -------------------------
     16.3   Survival.....................................................  46
            --------                                                       --

17.  CONDEMNATION AND DESTRUCTION........................................  47
     17.1   Eminent Domain or Taking.....................................  47
            ------------------------
     17.2   Damage or Destruction........................................  47
            ---------------------

18.  INSURANCE SUBSEQUENT TO THE CLOSING.................................  48

19.  ADVANCE BOOKINGS....................................................  48

20.  LICENSE, FRANCHISE AND MANAGEMENT AGREEMENT.........................  49
     20.1  General Acknowledgments.......................................  49
           -----------------------
     20.2  Marriott Franchise Agreement..................................  50
           ----------------------------
     20.3  Radisson (Atlanta) and Radisson (Orlando).....................  50
           -----------------------------------------
     20.4  Survival......................................................  50
           --------

21.  HOTEL PERSONNEL.....................................................  50

22.  SAFE DEPOSIT BOXES..................................................  51

23.  BAGGAGE INVENTORY...................................................  52

24.  DEFAULT; REMEDIES...................................................  52
     24.1  Default by Seller.............................................  52
           -----------------
     24.2  Default by Buyer..............................................  52
           ----------------

25.  ARBITRATION OF DISPUTES.............................................  53

26.  ASSIGNMENT..........................................................  54

27.  NOTICES.............................................................  55

28.  BROKERS.............................................................  56

29.  ESCROW AGENT........................................................  57
     29.1  General.......................................................  57
           -------
     29.2  Written Demand................................................  57
           --------------

Section                                                                 Page No.

     29.3  Disposition of Deposit........................................  57
           ----------------------
     29.4  Fees..........................................................  57
           ----

30.  MISCELLANEOUS.......................................................  58
     30.1  Counterparts..................................................  58
           ------------
     30.2  Partial Invalidity............................................  59
           ------------------
     30.3  Possession of the Property....................................  59
           --------------------------
     30.4  Waivers.......................................................  59
           -------
     30.5  Successors and Assigns........................................  59
           ----------------------
     30.6  Professional Fees.............................................  59
           -----------------
     30.7  Entire Agreement..............................................  59
           ----------------
     30.8  Time of Essence...............................................  59
           ---------------
     30.9  Construction..................................................  59
           ------------
     30.10 Governing Law.................................................  59
           -------------
     30.11 Confidentiality...............................................  60
           ---------------
     30.12 Financing.....................................................  61
           ---------
     30.13 Survival......................................................  61
           --------
     30.14 Buyer's Individual Liabilities................................  61
           ------------------------------
     30.15 Seller's Individual Liabilities...............................  62
           -------------------------------
     30.16 Letter of Guaranty............................................  62
           ------------------
     30.17 Escrow For Unpaid Sales Taxes.................................  62
           -----------------------------

EXHIBITS


     EXHIBIT A-1  -  LEGAL DESCRIPTION OF HOUSTON REAL PROPERTY
     EXHIBIT A-2  -  LEGAL DESCRIPTION OF ATLANTA REAL PROPERTY
     EXHIBIT A-3  -  LEGAL DESCRIPTION OF ORLANDO REAL PROPERTY
     EXHIBIT B    -  ALLOCATION OF PURCHASE PRICE
     EXHIBIT C    -  LEASES AND RENT ROLL
     EXHIBIT D    -  LIST OF OPERATIONAL CONTRACTS
     EXHIBIT E    -  LIST OF TANGIBLE PERSONAL PROPERTY
     EXHIBIT F    -  FORM OF TENANT ESTOPPEL CERTIFICATE
     EXHIBIT G    -  FORM OF SELLER'S CERTIFICATE
     EXHIBIT H    -  FORM OF SPECIAL WARRANTY DEED
     EXHIBIT I    -  FORM OF FIRPTA CERTIFICATE
     EXHIBIT J    -  FORM OF BILL OF SALE
     EXHIBIT K    -  FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY
                     DEPOSITS
     EXHIBIT L    -  FORM OF TENANT NOTICE
     EXHIBIT M    -  FORM OF ASSIGNMENT AND ASSUMPTION OF CONTRACTS
     EXHIBIT N    -  FORM OF ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PERSONAL
                     PROPERTY
     EXHIBIT O    -  FORM OF NO LIEN, POSSESSION AND GAP AFFIDAVIT
     EXHIBIT P    -  WRITTEN NOTICES OF VIOLATIONS OF MUNICIPAL, STATE, OR
                     FEDERAL LAW, ORDINANCE, REGULATION OR CODE RECEIVED BY
                     SELLER
     EXHIBIT Q    -  ACTIONS, SUITS, LITIGATION OR CONDEMNATION PROCEEDINGS AS
                     TO WHICH SELLER HAS BEEN SERVED WITH LEGAL PROCESS
     EXHIBIT R    -  CONTRACTS FOR CAPITAL IMPROVEMENTS
     EXHIBIT S    -  ENVIRONMENTAL REPORTS

(The schedules and exhibits have been omitted, but shall be provided to the Commission upon request.)

                          PURCHASE AND SALE AGREEMENT


     THIS PURCHASE AND SALE AGREEMENT ("AGREEMENT") is made and entered into as of April 15, 1997, by and between 1700/1750 WEST LOOP S. LIMITED PARTNERSHIP, ZENITH PROPERTIES (ATLANTA), INC., AND ZENITH PROPERTIES (ORLANDO) LIMITED PARTNERSHIP (hereinafter collectively referred to as "SELLER"), and AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., together with its successors and permitted assigns (hereinafter referred to as "BUYER").

     Buyer and Seller agree as follows:

SECTION 1/1/.  DEFINITIONS.

     For the purposes of this Agreement, the following capitalized terms shall be defined as follows:

     (a) "ACCOUNTS RECEIVABLE": Shall mean accounts receivable generated from the operation of the Property for the period of time prior to the Cut-Off Time; provided, however that the term "Accounts Receivable" shall not include specific items which are otherwise subject to adjustment and proration in accordance with
Section 10 hereof.
----------

     (b) "ACCOUNTS PAYABLE": Shall mean accounts payable incurred as the result of the operation of the Property for the period of time prior to the Cut-Off Time, including, but not limited to, all unpaid federal, state and local taxes (other than real estate and personal property taxes), employment taxes, occupancy taxes, excise taxes and sales taxes assessed against the Property or its operation, or against Seller; provided, however that the term "Accounts Payable" shall not include specific items which are otherwise subject to adjustments and prorations in accordance with Section 10 hereof.
                                              ----------

     (c) "ACTUAL KNOWLEDGE OF BUYER": Shall mean, and be limited to, the actual knowledge of Bruce Wiles, Kenneth Barr, and Russ Valentine, after due inquiry of Buyer's employees and agents conducting the due diligence investigation of the Property. Buyer represents that Kenneth Barr, Bruce Wiles and Russ Valentine are the officers of Buyer primarily responsible for Buyer's due diligence analysis of the Property.

     (d) "ACTUAL KNOWLEDGE OF SELLER":  Shall mean, and be limited to, the actual
------------
     /1/All references to "Section" shall refer to Section numbers of this
                           -------
        Agreement.

knowledge of George Tang and Angie Yam, after due inquiry of the Manager. Seller represents that George Tang and Angie Yam are the two employees of Seller most knowledgeable concerning the Property.

     (e) "ASSIGNMENT AND ASSUMPTION OF CONTRACTS": Shall mean the document described in Section 8.1(g) hereof.
             --------------

     (f) "ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PERSONAL PROPERTY": Shall mean the document described in Section 8.1(h) hereof.
                               --------------

     (g) "ASSIGNMENT AND ASSUMPTION OF LEASES": Shall mean the document described in Section 8.1(d) hereof.
             --------------

     (h) "ATLANTA REAL PROPERTY": Shall mean that certain real property located in the County of Fulton, State of Georgia described in Exhibit A-2, upon which the Radisson Hotel, having a street address of 165 Courtland Street, Atlanta, Georgia is located, together with all of Seller's right, title and interest, if any, in and to all rights-of-way, streets, alleys, easements, and strips or gores of land appurtenant to the aforedescribed real property.

     (i)  "BENEFIT PLANS":  Shall mean any of the following relating to Property
Employees: (i) employee pension plan as defined in Section 3(2) of the Employees Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) employee welfare benefit plans as defined in Section 3(1) of ERISA, (iii) any profit sharing, pension, deferred compensation, bonus, stock option, stock purchase, severance or incentive plan or agreement, or (iv) any plan or policy providing for "fringe benefits" to employees, including, without limitation, health plans and benefits, vacation, paid holidays, sick leave, personal leave, employee discount, education benefit or similar programs.

     (j )  "BILL OF SALE":  Shall  mean the document described in Section 8.1(c)
                                                                  -----------
hereof.

     (k) "BROKER" OR "BROKERS": Shall mean the individual or collective reference to Mr. Greg Rice, Solid Rock Advisors, Inc., Honolulu, Hawaii, which is the Seller's Broker ("Seller's Broker"). Buyer has engaged no Broker relative to the transaction contemplated by this Agreement.

     (l) "CLOSING": Shall mean the closing of the transaction contemplated by this Agreement at a location to be mutually agreed upon by Seller and Buyer.

     (m) "CLOSING DATE": Shall mean July 1, 1997 which is the last date on which the Closing can occur, unless (i) Buyer exercises its extension rights as set forth in Section 3.2
                     ---
to extend the Closing Date, in which case the Closing Date shall be July 15,
---------------------------
1997 or (ii) the Closing Date is extended pursuant to Section 4.3 (g)

     (n) "CONSUMABLES": Shall mean all unopened cartons of consumables, including food and beverage consumables and non-food and beverage consumables, merchandise held for sale to the public, and linens exceeding 3-par owned by Seller and located at the Property and used in connection with the ownership, operation and/or maintenance of the Property as of the Closing Date.

     (o) "CONTRACTS FOR CAPITAL IMPROVEMENTS": Shall mean those contracts for capital improvements to the Property entered into by Seller prior to the Effective Date as set forth in Exhibit S.

     (p)  "CUT-OFF TIME":  Shall mean 12:01 a.m. on the Closing Date.

     (q)  "DEED":  Shall have the meaning given thereto in Section 8.1(a)
                                                           --------------
hereof.

     (r) "DEPOSIT": Shall mean the earnest money deposit of $ 7,500,000 in the form of cash or an irrevocable, unconditional letter of credit in favor of and reasonably satisfactory to Seller which shall be deposited into escrow with Escrow Agent on or before the second business day following the execution of this Agreement by both Seller and Buyer, plus all interest earned thereon as set forth in Section 3.1 hereof.
         -----------

     (s)  "DOCUMENTS":  Shall mean documents relating to the items described in Section 4.1 hereof.
   -----------
     (t) "DUE DILIGENCE PERIOD": Shall mean the forty-five (45) day period starting on the Effective Date and ending at 5:00 p.m. Eastern time on May 30, 1997.

     (u) "EFFECTIVE DATE": Shall mean the date of this Agreement, April 15, 1997, which shall be the date this Agreement is fully executed and from which all dates in this Agreement are measured.

     (v) "EMPLOYEE CONTRACTS": Shall mean all contracts, agreements and commitments, oral or written, including collective bargaining, labor and individual employee agreements, relating to the Property Employees.

     (w) "ENVIRONMENTAL AUDIT": Shall mean any environmental audit, review or testing of the Property performed by Buyer or any third party or consultant engaged by Buyer to conduct such study.

     (x) "ENVIRONMENTAL LAW": Shall mean any law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment, including, without limitation, CERCLA (Comprehensive Environmental Response, Compensation and Liability Act of 1980) and RCRA (Resources Conservation and Recovery Act of 1976).

     (y) "ENVIRONMENTAL REPORT(S)": Shall mean those certain environmental reports, surveys, assessments, and/or audits set forth on Exhibit S to be furnished by Seller to Buyer within ten (10) days after the Effective Date.

     (z)  "ESCROW AGENT":  Shall mean Commonwealth Land Title Company of Dallas.

     (aa) "EXCLUDED ITEMS":  Shall mean those items set forth in
Section 4.2(b) hereof.
--------------

     (bb) "EXHIBITS": Shall mean the following exhibits, each of which shall be attached hereto to this Agreement or attached subsequently as provided herein and which are incorporated herein by reference:

     Exhibit A-1  -  Legal Description of Houston Real Property
     Exhibit A-2  -  Legal Description of Atlanta Real Property
     Exhibit A-3  -  Legal Description of Orlando Real Property
     Exhibit B    -  Allocation of Purchase Price
     Exhibit C    -  List of Leases and Rent Roll
     Exhibit D    -  List of the  Operational Contracts
     Exhibit E    -  List of Tangible Personal Property
     Exhibit F    -  Form of Tenant Estoppel Certificate
     Exhibit G    -  Form of Seller's Certificate
     Exhibit H    -  Form of Special Warranty Deed
     Exhibit I    -  Form of FIRPTA Certificate
     Exhibit J    -  Form of Bill of Sale
     Exhibit K    -  Form of Assignment and Assumption of Leases and Security
                     Deposits
     Exhibit L    -  Form of Tenant Notice
     Exhibit M    -  Form of Assignment and Assumption of Contracts
     Exhibit N    -  Form of Assignment and Assumption of Intangible Personal
                     Property
     Exhibit O    -  Form of No Lien, Possession and Gap Affidavit
     Exhibit P    -  Written Notices of Violations of Municipal, County, State,
                     or Federal Law, Ordinance, Regulation or Code Received by
                     Seller
     Exhibit Q    -  Actions, Suits, Litigation or Condemnation Proceedings as
                     to

                     Which Seller Has Been Served With Legal Process
     Exhibit R    -  Contracts for Capital Improvements
     Exhibit S    -  Environmental Reports

     (cc)  "EXTENDED DUE DILIGENCE PERIOD":  Shall mean  the additional fifteen
(15) day period beginning at the end of the Due Diligence Period and ending at 5:00 p.m. Eastern Time on June 16, 1997 as set forth in Section 3.2 hereof.
                                                        -----------

     (dd)  "FIRPTA CERTIFICATE":  Shall mean the document described in Section
                                                                       -------
8.1(b) hereof.
------

     (ee) "HAZARDOUS SUBSTANCE": Shall mean any substance, material or waste which is or becomes designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is or becomes similarly designated, classified or regulated, under any Environmental Law, including but not limited to asbestos, petroleum and petroleum products.

     (ff) "HOTEL": Shall collectively mean those certain hotels commonly known as the Marriott Hotel West Loop, having a street address of 1700 West Loop South, Houston, Texas, the Radisson Hotel Atlanta, having a street address of 165 Courtland Street, Atlanta, Georgia, and the Radisson Twin Towers Hotel and Convention Center, Orlando, having a street address of 5780 Major Blvd., Orlando, Florida.

     (gg) "HOTEL BOOKINGS": Shall mean all contracts, agreements and other arrangements with respect to future bookings at the Hotel, including, without limitation, those pertaining to future room reservations, convention or meeting room reservations, airline agreements, corporate account agreements and other arrangements for the future use and occupancy of the Hotel, exclusive, however, of any "trade out agreements" for which Seller has already received the benefit thereof.

     (hh) "HOTEL EMPLOYEES": Shall mean any person or persons employed in connection with the operation or management of the Hotel.

     (ii) "HOTEL MANAGEMENT AGREEMENT": Shall collectively mean those certain Management agreements between Seller and Hotel Manager providing for the management of the Hotel dated January 8, 1994 (Houston), January 21, 1994 (Atlanta), and November 29, 1995 (Orlando).

     (jj) "HOTEL MANAGER": Shall mean Signature Hospitality Resources, Inc., which is the entity managing the operation of the Hotel.

     (kk) "HOTEL REAL PROPERTY": Shall mean the Real Property exclusive of the 1700 West Loop Office Tower.

     (ll) "HOUSTON REAL PROPERTY": Shall mean that certain real property located in the County of Harris, State of Texas described in Exhibit A-1, upon which the Marriott Hotel West Loop, having a street address of 1750 West Loop South, Houston, Texas and the 1700 West Loop Office Tower, having a street address of 1700 West Loop South, Houston, Texas, are located, together with all of Seller's right, title and interest, if any, in and to all rights-of-way, streets, alleys, easements, and strips or gores of land appurtenant to the aforedescribed real property.

     (mm) "IMPROVEMENTS": Shall mean all buildings, improvements and fixtures situated on the Real Property.

     (nn) "INTANGIBLE PERSONAL PROPERTY": Shall mean, to the extent assignable, all of Seller's right, title and interest, if any, in and to any and all warranties, guaranties, contracts, agreements, licenses, permits, utility contracts, approvals (governmental or otherwise), surveys, plans and specifications, and other rights relating to the ownership, operation and maintenance of all or any part of the Real Property, the Improvements, and/or the Tangible Personal Property, excluding the Leases, the Operational Contracts and the Liquor Licenses, but specifically including, without limitation, all of Seller's right, title and interest, if any, in and to the names "West Loop" and "Twin Towers Hotel" and any and all other tradenames or trademarks used by Seller in connection with the Hotel (other than those owned by Hotel Manager, Marriott, or Radisson Licensor) (including any intangible assets related to such name), all telephone and facsimile numbers in use at the Hotel, all trademarks (other than trademarks used under or in connection with the License Agreements), and goodwill currently owned by Seller and related specifically to the Hotel and the Hotel operations.

     (oo) "LEASE" OR "LEASES": Shall mean all of the right, title and interest of Seller as landlord under any and all written leases for space, occupancy agreements and other use agreements located at or on the Real Property and all guaranties by third parties of the obligations of tenants, concessionaires, and other entities thereunder, and any security deposits related thereto. A list of the Leases and a rent roll with respect to Leases in existence on the Effective Date is set forth in Exhibit C attached hereto.

     (pp) "LIQUOR LICENSES": Shall mean all alcoholic beverage licenses issued in connection with the sale of alcoholic beverages at the Real Property.

     (qq) "MANAGER": Shall mean collectively the Hotel Manager and the Office Manager.

     (rr) "MARRIOTT FRANCHISE AGREEMENT": Shall mean that certain Franchise Agreement dated January 5, 1994 between Marriott and 1700/1750 West Loop S. Limited Partnership pertaining to the operation of the Marriott Hotel West Loop, Houston, Texas, as a Marriott licensed hotel.

     (ss)  "MARRIOTT":  Shall mean Marriott International, Inc.

     (tt) "NOTICES": Shall mean those Notices to be sent in the manner as provided in Section 27 hereof.

     (uu) "NON-REFUNDABLE DEPOSIT": Shall mean the sum of Five Hundred Thousand Dollars ($500,000) in U.S. Funds, which shall be deposited by Buyer into escrow with the Escrow Agent pursuant to and in accordance with Section 3.2
                                                                     -----------
hereof in the event Buyer elects to either extend the Due Diligence Period or the Closing Date as provided in Section 3.2 hereof.

     (vv)   "NON-REFUNDABLE FEE": Shall have the meaning given thereto in

Section 3.3 hereof.
-----------

     (ww) "OFFICE MANAGEMENT AGREEMENT": Shall mean that management agreement between 1700/1750 West Loop S. Limited Partnership and Premisys Real Estate Services, Inc. for the providing for the management of the 1700 West Loop Office Tower dated September 29, 1993.

     (xx) "OFFICE MANAGER": shall meant Premisys Real Estate Services, Inc., the entity which is managing the 1700 West Loop Office Tower.

     (yy) "OPERATIONAL CONTRACT NOTICE": Shall have the meaning given thereto in Section 8.1(f) hereof.
   --------------

     (zz) "OPERATIONAL CONTRACTS": Shall mean all right, title and interest of Seller, if any, in and to any and all contracts, purchase orders, service contracts, equipment leases, maintenance contracts, utility contracts, billboard contracts or billboard leases, travel agency agreements, telephone service agreements, and other agreements pertaining to the ownership, operation and maintenance of the Real Property, the Improvements and/or the Tangible Personal Property, excluding the Marriott License Agreement, the Radisson License Agreement (Atlanta), the Radisson License Agreement (Orlando), the Hotel Management Agreement and the Office Management Agreement. A list of the Operational Contracts in existence as of the Effective Date is set forth in Exhibit D.

     (aaa) "ORLANDO REAL PROPERTY": Shall mean that certain real property located in the County of Orange, State of Florida, described in Exhibit A-3 upon which the Radisson Twin Towers Hotel and Convention Center, having a street address of 5780 Major Blvd., Orlando, Florida is located (and also including that certain real property upon which the laundry facility used in connection with the Radisson Twin Towers Hotel and Convention Center, having a street address of 5824 Precision Drive, Orlando, Florida is located) together with all of Sellers' right, title and interest, if any, in and to all rights-of-way, streets, alleys, easements, and strips or gores of land appurtenant to the aforedescribed real property.

     (bbb) "PARKING LEASE": Shall mean that certain 65 Year Lease between The First National Bank of Atlanta and James Alva Barnes, as Trustees under the Will of Joseph Herbert Barnes, as Lessor, and Marriott Motor Hotels, Inc., as Lessee, and Robert S. Jordan Company, as Agent, dated December 14, 1966.

     (ccc) "PERMITTED EXCEPTIONS":  Shall have the meaning given thereto in
Section 4.3(a) hereof.
--------------

     (ddd)  "PROPERTY":  Shall collectively mean (i)  the Houston Real Property;
(ii) the Atlanta Real Property; (iii) the Orlando Real Property, (iv) the Improvements, (v) Seller's interest in the Parking Lease; (vi) Seller's interest in the Tunnel Agreement; (vii) the Tangible Personal Property, (viii) the Intangible Personal Property, (ix) the Leases, (x) the Operational Contracts,
(xi)  the Supply Inventories, and (xii) the Hotel Bookings.

     (eee) "PURCHASE PRICE": The Purchase Price for the Property shall be One Hundred Forty-Nine Million Dollars ($149,000,000) plus Seller's actual cost for the Consumables. In the event Buyer elects to take the Extended Due Diligence Period or elects to extend Closing pursuant to Section 3.2 hereof, the Purchase
                                               -----------
price shall be increased by the amount of the Non-Refundable Deposit.

     (fff) "PROPERTY EMPLOYEES": Shall mean any person or persons employed in connection with the operation or management of the Property.

     (ggg) "RADISSON LICENSE AGREEMENT (ATLANTA)": Shall mean that certain License Agreement dated March 30, 1994, between Radisson Licensor and Zenith Properties (Atlanta), Inc., pertaining to the operation of the Radisson Hotel, Atlanta, Georgia as a Radisson licensed hotel.

     (hhh) "RADISSON LICENSE AGREEMENT (ORLANDO)": Shall mean that certain License Agreement dated February 16, 1995, between Radisson Licensor and Zenith Properties (Orlando), Limited Partnership, pertaining to the operation of the Radisson Twin Towers

Hotel and Convention Center, Orlando, Florida as a Radisson licensed hotel.

     (iii)  "RADISSON LICENSOR":  Shall mean Radisson Hotels International, Inc.

     (jjj) "REAL PROPERTY": Shall mean collectively, the Atlanta Real Property, the Houston Real Property, and the Orlando Real Property.

     (kkk)  "RENT ROLL:  Shall have the meaning given thereto in Section 10.3(b)
                                                                 ---------------
hereof.

     (lll) "SUPPLY INVENTORIES": Shall mean such provisions, other than consumables, as all merchandise, supplies, inventory and other items used for the operation and maintenance of guest rooms, guest services, restaurants, lounges, swimming pools, health clubs, and other common areas and recreational areas located within or relating to the Improvements, including, without limitation as applicable, all stationery, advertising and promotional materials, guest cleaning, paper and other supplies, upholstery material, carpets, rugs, engineers' supplies, paint and painters' supplies, and pool and other recreational area cleaning and maintenance supplies, china, glassware, silverware, linens, uniforms, works of art, materials and supplies; fuel; guest room, office and other supplies and similar items, as they exist from time to time, which are (i) actually owned by Seller, (ii) located on the Hotel Real Property, and (iii) used or intended for use but not for sale in connection with the ownership, operation and maintenance of the Hotel Real Property and Improvements.

     (mmm)  "SURVEY": Shall have the meaning given to such term in Section
                                                                   -------
4.3(d) hereof.
------

     (nnn) "TANGIBLE PERSONAL PROPERTY": All furniture, furnishings, fittings, vehicles, computer hardware and software, equipment, tools, machinery, apparatus, cabinets, appliances, keys and operating and maintenance equipment, signs, mechanical fixtures and equipment and systems; all copy machines, computers, facsimile machines and other office equipment; all pool and health club and fitness equipment and furnishings; all vans, automobiles and other motor vehicles; all televisions, telephones and other furnishings; and all stoves, ovens, freezers, refrigerators, dishwashers, disposals, kitchen equipment and utensils and other restaurant and bar equipment, apparatus and utensils, and other items of personal property, to the extent any of the foregoing are (i) owned by Seller, (ii) located on the Real Property, and (iii) used in connection with the ownership, operation and maintenance of the Real Property. A list of the Tangible Personal Property located on the Real Property on the Effective Date is set forth on Exhibit E, which list shall be subject to minor adjustments for items which are lost, misplaced, used up, worn out or become obsolete between the Effective Date and the Closing Date, but with respect to such items, Buyer shall be entitled to receive at Closing any applicable credit as provided by Section 10.7 below.
                                 ------------

     (ooo)  "TENANT NOTICE":  Shall have the meaning given thereto in Section
                                                                      -------
8.1(e) hereof.
------

     (ppp)  "TITLE COMMITMENT": Shall  have the meaning given thereto in Section
                                                                         -------
4.3(b) hereof.
------

     (qqq)  "TITLE COMPANY":  Shall mean Commonwealth Land Title Insurance
Company.

     (rrr) "TITLE POLICY":  Shall have the meaning given thereto in Section
                                                                    -------
4.3(b) hereof.
------

     (sss) "TUNNEL AGREEMENT": Shall mean that certain Agreement between the City of Atlanta, Marriott Motor Hotels, Inc., The First National Bank of Atlanta and James Alva Barnes, as Trustees of the Estate of Joseph Herbert Barnes, and Whitestone Properties, Inc., dated June 21, 1968.

     (ttt) "UNIFORM SYSTEM OF ACCOUNTS": Shall mean the Uniform System of Accounts for Hotels, as approved and adopted by the American Hotel and Motel Association (8th revised edition).

     (uuu)  "UCC SEARCH":  Shall have the meaning given to such term in Section
                                                                        -------
4.3(c) hereof.
------

     (vvv) "WARN ACT": Shall mean the Federal Worker Adjustment and Retraining Notification and Adjustment Act Statute.

     (www) " 1700 WEST LOOP OFFICE TOWER": Shall mean the office building having a street address of 1700 West Loop South, Houston, Texas.

SECTION 2.  PURCHASE AND SALE.

     2.1  Conveyance of Property.  Upon and subject to the terms and conditions
          ----------------------
set forth in this Agreement, Seller agrees to sell the Property to Buyer and Buyer agrees to buy the Property from Seller. In consideration of Seller's sale of the Property to Buyer, and the performance of Seller's obligations hereunder, Buyer shall (i) pay to Seller the Purchase Price, subject to adjustments and prorations at Closing, as provided by this Agreement, and (ii) perform all of Buyer's other obligations hereunder, which shall include certain indemnities set forth herein. In consideration of Buyer's purchase of the Property from Seller and the performance of Buyer's obligations hereunder, Seller shall (i) convey the Property to Buyer for the Purchase Price, subject to adjustments and prorations at Closing, as provided by this Agreement, and (ii) perform all of Seller's other obligations hereunder, which shall include certain indemnities set forth herein. Buyer acknowledges that an important component of the transaction contemplated by this Agreement is the sale of the Property in its entirety and therefore, notwithstanding any allocation of the Purchase Price which may be provided for in this Agreement, Buyer shall not be entitled to purchase individually either the Atlanta Real Property, the Houston Real Property, or the Orlando Real Property (or any combination thereof) without also purchasing the other properties unless at Closing Seller is unable to deliver one or two of the properties in accordance with the terms of this Agreement, due to no fault of Buyer in which case, Buyer may elect to either (i) terminate this Agreement with a return of the Deposit and, if applicable, the Non-Refundable Deposit, or (ii) proceed to Closing on the remaining properties for the portion of the Purchase Price allocated thereto on Exhibit B, subject to adjustments and prorations as set forth herein.

     2.2  Excluded Items.  Buyer expressly acknowledges that the following items
          --------------
are excluded from the Property to be conveyed and transferred pursuant to this
Agreement: (i) any trade fixtures or articles of personal property belonging to guests of the Hotel; (ii) any trade fixtures, furniture, furnishings or articles of personal property owned by any tenant under any Lease; (iii) any trade fixtures, furniture, furnishings or articles of personal property owned by third party suppliers of services or equipment pursuant to the Operational Contracts;
(iv) any trade fixtures, furniture, furnishings and articles of personal property owned by the Manager (Seller shall provide a separate list of these items during the Due Diligence Period); and (v) any right, title or interest of the Licensor in or to any trademarks and/or trade names used at the Property and any other part of the Marriott or Radisson franchise systems.

SECTION 3.  PURCHASE PRICE.

     The Purchase Price for the Property shall be paid as follows:

     3.1  Deposit.  On or before the  second business day following the
          -------
execution of this Agreement by both Buyer and Seller, Buyer shall deposit the Deposit of Seven Million Five Hundred Thousand Dollars ($7,500,000) with Escrow Agent by confirmed wire transfer of U.S. funds or by an irrevocable, unconditional letter of credit drawn upon Bank One Texas, N.A., in favor of and reasonably satisfactory to Seller, Escrow Agent shall invest the Deposit promptly upon the replacement of the letter of credit with cash as provided below in an interest bearing account and all interest accruing thereon shall become a part of the Deposit. All interest accruing on the Deposit shall accrue for the account of Buyer and shall be applied against the Purchase Price at Closing, unless the Deposit is paid to Seller or returned to Buyer in accordance with the provisions of the Agreement, in which event all interest
earned thereon shall also be paid to Seller or Buyer, as the case may be.   If
at or prior to the
expiration of the Due Diligence Period or the Extended Due Diligence Period, as the case may be, Buyer does not provide Seller with written notice of its election to proceed with Closing as provided herein, then Escrow Agent shall immediately cause the Deposit to be returned to Buyer and this Agreement shall be considered terminated. If at or prior to the end of the Due Diligence Period or the extended Due Diligence Period, as the case may be, Buyer delivers to Seller written notice of its intention to proceed to Closing, Buyer shall also immediately replace said letter of credit with wire transferred US funds, in the amount of $7,500,000, failing which, this Agreement shall terminate and Escrow Agent shall immediately cause the Deposit to be returned to Buyer. Except as otherwise provided to the contrary in this Agreement, the Deposit shall become nonrefundable upon Buyer's election to proceed with Closing at or prior to the expiration of the Due Diligence Period or Extended Due Diligence Period as the case may be, (as evidenced by Buyer's written notice to Seller and, if applicable, the conversion of the above described letter of credit to cash).

     3.2  Non-Refundable Deposit.  At or prior to the end of the Due Diligence
          ----------------------
Period, Buyer shall have the right to elect to take the Extended Due Diligence Period, provided Buyer has delivered written notice to Seller of its intention to do so and Buyer has also deposited into escrow with the Escrow Agent the Non-Refundable Deposit by confirmed wire transfer of US funds. If Buyer elects to take the Extended Due Diligence Period, the Purchase Price shall increase by the amount of the Non-Refundable Deposit. At the end of the Extended Due Diligence Period, if Buyer elects to proceed to Closing, the amount of the Non-Refundable Deposit shall be added to the Purchase Price, but shall be non-refundable to Buyer for any reason whatsoever other than as provided in Section
                                                                        -------
2.1 and Section 24 hereof.  If at the end of the Extended Due Diligence Period
---     ----------
Buyer does not elect to proceed to Closing, the Escrow Agent shall immediately release the Non-Refundable Deposit to Seller and this Agreement shall be deemed terminated. Only in the event Buyer does not elect to take the Extended Due Diligence Period, Buyer shall have the right to extend the Closing Date for a period of fifteen (15) days provided Buyer has, at least two (2) business days prior to the Closing Date, (i) delivered written notice to Seller with its intention to take such an extension, and (ii) deposited the Non-Refundable Deposit into escrow with the Escrow Agent by confirmed wire transfer of U.S. Funds. The amount of the Non-Refundable Deposit shall be added to the Purchase Price, but shall be non-refundable to Buyer for any reason whatsoever other than as provided in Section 2.1 and Section 24 hereof. In the event Buyer then does
               -----------     -----------
not proceed to closing on the extended Closing Date, in addition to any other remedies provided in this Agreement, Escrow Agent shall immediately release the Non-Refundable Deposit and the Deposit to Seller.

     3.3  Non-Refundable Fee.  In addition to, but separate from, the Deposit
          ------------------
and in consideration of the rights granted under this Agreement to Buyer to terminate this Agreement at or prior to the expiration of the Due Diligence Period, and to receive the return of the Deposit at the end of the Due Diligence Period, Buyer shall deliver the sum of One Thousand Dollars ($1,000) in cash to Seller contemporaneously with the full execution of this Agreement as a Non-Refundable Fee. Payment of the Non-Refundable Fee, which is fully earned by Seller upon its receipt and shall be non-refundable for any reason whatsoever, is a condition precedent to the formation of this Agreement. Buyer acknowledges that consideration for the rights granted under this Agreement to terminate this Agreement at or prior to the termination of the Extended Due Diligence Period is the Non-Refundable Deposit described in Section 3.2 above.
                     -----------

     3.4  Consumables.  At Closing, Buyer shall pay to Seller, in addition to
          -----------
the Purchase Price, an amount equal to Seller's actual invoice cost for the Consumables.

     3.5  Cash Balance.  On the Closing Date, Buyer shall pay to the Escrow
          ------------
Agent the balance of the Purchase Price, subject to adjustments and prorations as provided herein, by confirmed wire transfer of U.S. funds.

     3.6  Allocation of Purchase Price.    For documentary stamp, transfer tax,
          ----------------------------
sales tax and other applicable transfer requirements, and title insurance purposes, Seller and Buyer agree that the Purchase Price shall be allocated among the Properties and with respect to each Property, among the Real Property, Improvements and personalty (Tangible Personal Property and Supply Inventories), as set forth on Exhibit B.

 SECTION 4.  DUE DILIGENCE.

     4.1  Matters To Be Reviewed.  Buyer shall have the right to undertake
          ----------------------
investigations and studies of all aspects of the Property , including, without limitation, the right to physically inspect the Hotel, to conduct soil tests, environmental tests and inspections, and other tests and inspections (so long as such tests and inspections do not unreasonably interfere with the use and occupancy of the Hotel by Seller, by guests or patrons of the Hotel, or by tenants), and to examine any books, records and other financial information pertaining to the Hotel, to evaluate the Hotel and the matters described herein.

     4.2  Delivery of Copies.
          ------------------

          (a) Except as otherwise provided herein, Seller shall use its best efforts to deliver to Buyer, within five (5) business days following the
Effective Date,   to the extent such exists, complete copies (or where
specifically indicated, original counterparts) of the Documents listed below, together with all amendments, modifications, renewals or extensions thereof, which are in the possession of either Seller or Manager:

          (i) All agreements, contracts, approvals or other documentation with respect to the Intangible Personal Property relating to the Property or any part thereof which are still in effect;

         (ii) Operating statements prepared by Manager, budgets, State income tax returns for the Property, for the current year to date and previous years of Seller's ownership (the "Financial Statements"), including the itemization of (1) annual insurance premiums for each such year for fire, extended coverage, workers' compensation, vandalism and malicious mischief, general liability, business interruption, rents and other forms of insurance shown thereon;
              (2) expenses incurred for water, electricity, natural gas, sewer and other utility charges; (3) total rents and revenues collected from tenants and from hotel guests and other patrons of the Hotel;
              (4) management fees; (5) maintenance, repairs and other expenses relating to the management and operation of the Property; (6) historical occupancy statistics for the Hotel; and (7) all capital expenditures made during the aforementioned periods;

        (iii) All Liquor Licenses;

         (iv) All of the most recent real estate and personal property tax statements and notices of publicly assessed value for the Real Property and Improvements;

          (v) To the extent in Seller's possession or control or readily obtainable without material expense, all engineering and architectural plans, drawings and specifications relating to the Property, as well as copies of any environmental reports, boundary surveys, engineering reports and subsurface studies affecting the Property. If the Property is purchased by Buyer, all such documents and information shall thereupon be and become the property of Buyer without payment of any additional consideration therefor; provided, however, in the event that the Closing does not actually occur, Buyer shall return such information to Seller;

         (vi) All Operational Contracts and a schedule of such Operational Contracts (the "Schedule of Operational Contracts");

        (vii) All Leases (other than guest or room booking and reservation contracts), a schedule of such Leases (the "Schedule of Leases") and all agreements for real estate commissions, brokerage fees,
              finder's fees or other compensation payable by Seller in connection therewith which would be binding on Buyer after Closing and during the Due Diligence Period Seller shall provide to Buyer information regarding leasing Commissions payable subsequent to Closing and information regarding all "expenses" (as defined in
              Section 10.4(b)) paid or payable in connection with any Leases,
              ---------------
              extensions or renewals entered after January 1, 1997;


       (viii) A rent roll, including for each Lease (1) the name of the tenant;
              (2) the suite; (3) the base rental rate; (4) the amount of prepaid rent; (5) the amount of each security deposit; (6) the applicable percentage rental rate, if any, and the means of calculation thereof; (7) the date of the Lease; and (8) the expiration date of the Lease;

         (ix) To the extent in Seller's possession or control, all notices received from governmental authorities in connection with the Property;

          (x) A list of all current Property Employees and their salaries or wages and all employment benefits accompanied by copies of all Employee Contracts and Benefit Plans;

         (xi) A copy of the Parking Lease and the Tunnel Agreement;

        (xii) The Marriott Franchise Agreement, the Radisson License Agreement (Atlanta) and the Radisson License Agreement (Orlando) and a current deficiency report and the two most recent inspection reports of each franchisor of the Hotel, together with any Product Improvement Plan ("PIP") requirements, if any, previously submitted to Seller by such franchisor or to which Seller has agreed;

       (xiii) An inventory of the Tangible Personal Property ( a listing of which is to be delivered to Buyer within 21 days following the Effective Date);

        (xiv) A schedule of all deposits given in connection with Hotel Bookings (the "Schedule of Hotel Booking Deposits");

         (xv) A description of the existing insurance covering the Property;

        (xvi) An unaudited operating statement of the Property as of March 31, 1997 setting forth all operating assets and liabilities of the Property together with a statement setting forth the following:
              (a) Seller's cost of the Property, and (b) the cost of improvements made by Seller since the date of Seller's acquisition;

       (xvii) A schedule of any litigation, arbitration or administrative proceedings pending or threatened with respect to the Property;

      (xviii) A copy of Seller's existing title insurance policy and a copy of the existing survey for the Property;

        (xix) Any leases of adjacent land or facilities used in connection with the operation of the Property; and

         (xx) Seller's 1997 capital and operating budgets and Seller will make available at the Property all materials relating to its marketing program; and

In the event any of the Documents set forth above are not delivered to Buyer within fifteen (15) days following the Effective Date (twenty-one (21) days with respect to the list of Tangible Personal Property) and the same are of a material nature, then the Due Diligence Period shall be extended by the total number of days of the delay in the delivery of any such material Documents. Except as otherwise provided herein, Buyer shall have the right to make a written request to Seller to furnish any additional items not previously furnished to Buyer, or made available to Buyer, and not otherwise obtained by Buyer, provided that such request states with particularity the items requested to be furnished and such request is received by Seller no later than five (5) business days prior to the expiration of the Due Diligence Period or extended Due Diligence Period, as the case may be. Upon receiving such request, Seller shall promptly furnish copies of all items properly requested by Buyer, except the Excluded Items (as defined in Section 4.2(b) below), to Buyer or make them
                                  --------------
reasonably available to Buyer for inspection at the Property, but only to the extent that such items are in Seller's possession or the possession of the Manager.

          (b) Under no circumstances shall Seller be obligated to furnish the following Excluded Items to Buyer:

               (i)   any privileged documents;

              (ii)   the contents of any loan files maintained by Seller;

             (iii) any appraisals prepared internally by Seller, and the valuation sections and information of any appraisals prepared by outside appraisers, brokers or consultants; and

              (iv) internal memoranda, analyses and business plans; correspondence and other materials to or from Seller's Broker and potential third party buyers; and correspondence and other material between Seller and Seller's Broker.

          (c) Seller shall provide to Buyer, immediately upon receipt, copies of all written notices, other than minor or immaterial operational notices, received by Seller, including those notices received by the Manager, between the Effective Date and the Closing Date from third parties concerning the Property or its operation. Seller shall allow Buyer and Buyer's agents to consult with the Manager at any time prior to the Closing concerning the operation of the Property (except with respect to the Excluded Items), including, without limitation, any notices received by the Manager or any other matter concerning the Property.

          (d) Buyer expressly agrees that Seller is furnishing to Buyer copies of the Documents and all other such documents and information described above or furnished pursuant to request by Buyer for informational purposes only and except as is otherwise expressly set forth in this Agreement, without representation or warranty as to the accuracy or completeness of the contents of same; provided, however, that Seller shall not intentionally purge, remove or alter any items from such Documents and information and file(s) except for the Excluded Items. Buyer covenants and agrees that it will conduct such due diligence as it deems necessary or appropriate on all matters referred to in such Documents and information, or otherwise relating to the Property. In the event this Agreement is terminated, or in the event the sale of the Property fails to close for any reason, and notwithstanding anything to the contrary which may be contained herein, Buyer shall return to Seller, without charge, all Documents, information and other materials provided to Buyer or its agents (including Buyer's Broker) by Seller. The provisions of this Section 4.2(d)
                                                              --------------
shall survive the Closing or any earlier termination of this Agreement.

     4.3  Title and Title Commitment.
          --------------------------

          (a) At Closing, fee simple title to the Real Property and Improvements shall be conveyed to Buyer by Seller by the Deed, subject only to (i) taxes and assessments for the year of Closing and subsequent years not yet due and payable, (ii) matters of title and survey respecting the Houston Real Property, the Atlanta Real Property, the Orlando Real Property, and Improvements, approved or deemed approved by Buyer in accordance with this Section 4.3, (iii) matters
                                                    -----------
affecting the condition of title to the Real Property and/or Improvements created by or with the written consent of Buyer, (iv) subject to matters of survey approved or deemed approved by Buyer in accordance with this Section 4.3,
                                                                    ------------
any matters which would be shown by a current accurate survey or inspection of the Real Property and Improvements, (collectively, the "Permitted Exceptions"). With respect to matters of Title, Seller shall be obligated to remove (i) all mortgages, deeds of trust, deeds to secure debt, and like encumbrances, (ii) all other monetary liens and judgments, and (iii) any other encumbrances created by Seller after the Effective Date.

          (b) Within ten (10) days following the Effective Date, the Title Company shall furnish to Buyer the Title Commitment issued, together with hard copies of all exceptions thereto. The Title Commitment shall commit the Title Company to issue to Buyer, upon compliance with the requirements set forth in the Title Commitment, an Owner's Policy (the "Title Policy") insuring Buyer as the owner of the Real Property and Improvements, in an amount equal to the portion of the Purchase Price allocated to the Real Property and the Improvements.

          (c) UCC Search.  Within ten (10) days following the Effective Date,
              ----------
Buyer shall obtain current written reports (the "UCC Searches") from the Office of the Secretary of State of the states where the Hotel is located, where Seller maintains its principal place of business and where Seller was formed, and the UCC filing offices of the counties where the Hotel is located and where Seller maintains its principal place of business, reflecting the results of current searches of the Uniform Commercial Code Records maintained by such offices, said UCC Searches to be made under the name of Seller, its general partner, if any, and any trade names used by Seller at the Hotel. Buyer may order additional UCC searches immediately prior to closing hereunder.

          (d) Survey.  Within ten (10) days following the Effective Date, Seller
              ------
and Buyer shall cause a current "as built" survey or updated survey (the "Survey") of the Real Property and Improvements to be prepared, in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Real Property Title Surveys and the items set forth in Table A thereto (other than contours and elevations of the Real Property but including elevations of the Improvements) and certified by a professional land surveyor licensed in the state in which each Hotel is located. The Survey shall, without limiting the foregoing, (i) set forth a metes and bounds description of the Real Property, and (ii) contain a certification by the surveyor in form reasonably acceptable and addressed to Seller, Buyer and the Title Company.

          (e) Buyer shall have a period of ten (10) days from the receipt of the Title Commitment, UCC Searches and the Survey within which to examine such documents and to notify Seller in writing of any matters to which Buyer objects. If Buyer fails to notify

Seller of any matters to which Buyer objects within such period, all title and survey matters shall be deemed approved. If Buyer timely notifies Seller of specific disapproved exceptions or other objections to Title or the Survey within such period, Seller shall have fourteen (14) days after receipt of Buyer's written notification of objections in which to advise Buyer in writing that:

                (i) Seller shall cause the objections to be removed or remedied (which may include, by way of illustration, but not limitation, obtaining, an endorsement to the Title Commitment, deleting or affirmatively insuring over such title and/or survey exception (provided any such endorsement is acceptable to Buyer's lender); or

               (ii) Seller shall not cause the objections to be removed or remedied.

          (f) If Seller does not notify Buyer in writing of its election within the fourteen (14) day period, Seller shall be deemed to have elected not to cause the objections to be removed or remedied. If Seller elects not to cause objections to be removed or remedied, by either delivery of the Seller's notice called for in Section 4.3 (e) above or by failing to deliver said notices then
              ---------------
Buyer shall have five (5) business days after the due date for the receipt of Seller's notice to elect in writing, as its remedy, to:

                (i) subject to Buyer's other rights under this Agreement with respect to its due diligence review of the Property, to proceed with the purchase and acquire the Property subject to the objections; or

               (ii) terminate this Agreement by written notice to Seller and Escrow Agent, in which case the Deposit and any interest accrued thereon shall be returned to Buyer, whereupon the parties shall be released from all further obligations under this Agreement, except those which survive termination of this Agreement.

          (g) If Buyer does not give Seller written notice of its election within such five (5) business day period, Buyer shall be deemed to have elected to terminate this Agreement as provided in (ii) immediately above. Buyer shall also promptly notify Seller after the expiration of the Due Diligence Period or the Extended Due Diligence Period, as the case may be, of any objections to matters arising after the expiration of the Due Diligence Period or the Extended Due Diligence Period, as the case may be, revealed in any updates or continuations of the Title Commitment, the UCC Searches or the Survey, in which case the provisions and the time periods set forth in Subsections (e) and (f) of this Section 4 shall apply and if necessary, the Closing Date shall be extended to comply with said time periods.

          (h)  At Closing, Seller shall cause Escrow Agent to "mark up" and deliver
to Buyer the Title Commitment, or to issue an endorsement to the Title Commitment, in each case deleting all Schedule B - section 1 requirements, the standard printed exceptions for mechanic's liens and for parties in possession (other than tenants and hotel guests), and the "gap" exception. By Closing, Seller shall, at Seller's sole expense, cancel the Hotel Management Agreement and the Office Management Agreement and any other management agreements affecting the Property. Seller shall also cancel, effective as of the Closing Date, any of such Operational Contracts and Leases objected to by Buyer which are, terminable by their terms, at no cost or penalty to Seller (Seller shall
                --------------
have no obligation to breach any such Operational Contract or Lease, however).

     4.4  Buyer's Right to Terminate the Agreement. If, at or prior to the
          ----------------------------------------
expiration of the Due Diligence Period, Buyer: (a) delivers written notice to Seller of Buyer's election to proceed to Closing and, if applicable, causes the letter of credit described in Section 3.1 above to be converted to cash by wire
                              -----------
transfer of US funds; or (b) delivers written notice to Seller of Buyer's election to take the Extended Due Diligence Period and has deposited into escrow with the Escrow Agent the Non-Refundable Deposit, then this Agreement shall remain in full force and effect. However, if during the Due Diligence Period or the Extended Due Diligence Period Buyer determines, in Buyer's sole and absolute discretion that Buyer does not elect to proceed to Closing and Buyer delivers either written notice of the same to Seller at or prior to the expiration of the Due Diligence Period, or the Extended Due Diligence Period or fails to timely deliver to Seller items (a) or (b) described in the preceding sentence of this Section at the end of the Due Diligence Period, or at the end of the Extended Due Diligence Period, fails to deliver to Seller the identical items set forth in (a) above, then this Agreement shall terminate, the Deposit shall be returned to Buyer, and in the event of the Extended Due Diligence Period, the Non-Refundable Deposit shall immediately be released to Seller and thereafter Seller and Buyer shall have no further obligations or liabilities one to the other hereunder except for any indemnity or liability of Buyer pursuant to
Section 5 hereof and other obligations which this Agreement shall state
---------
expressly survive termination hereof.

SECTION 5.  ENTRY ON PROPERTY.

     Buyer and Buyer's representatives, agents, designees and consultants shall have the right, at mutually convenient times and upon three (3) business days prior written notice to Seller (which notice must describe the scope of the planned testing and investigations), to enter upon the Property, and to conduct soil tests, engineering studies, an Environmental Audit and other studies and investigations regarding the environmental, structural, and mechanical condition of the Property, including, without limitation, structural, mechanical and electrical studies and investigations, and upon 24 hours prior notice for all other feasibility and other studies regarding the Property as Buyer considers necessary or desirable;

provided, however, that:

     (a) all tests and investigations shall be at Buyer's sole cost and expense;

     (b) the persons or entities performing such tests and investigations shall be properly licensed and qualified and shall have obtained all appropriate permits therefor;

     (c) Seller shall have the right of approval (which shall not be unreasonably withheld or delayed) of any proposed physical testing or drilling;

     (d) Buyer shall advise Seller in advance of the dates of all tests and investigations and shall schedule all tests and investigations during normal business hours whenever feasible unless otherwise requested by Seller;

     (e) Seller shall have the right to have a representative of Seller accompany Buyer and Buyer's representatives, agents or designees at all times while they are on the Property;

     (f) any entry by Buyer, its representatives , agents or designees shall not interfere with Seller's use of the Property or the use of the Property by any tenant or Hotel guest or occupant; such right of entry is expressly subject to and conditioned upon the rights of tenants under the Leases and Hotel guests;

     (g) Buyer shall indemnify, defend and hold Seller and Seller's affiliates, subsidiaries, officers, directors and agents harmless for, from and against any and all claims, damages, costs, liabilities and losses (including reasonable attorneys' fees and costs sustained by Seller, and including any violations of Environmental Laws and/or damages related to Hazardous Substances, and including construction liens filed against the Real Property and/or the Improvements located thereon) arising out of or caused by any entry or other inspection by Buyer or its agents, designees or consultants unless arising out of or caused by the negligence of Seller, its agents, or Property Employees, provided Buyer shall have no obligations hereunder with respect to any existing conditions unless the actions of Buyer, its agents, designees, or consultants have exacerbated the same and then only to the extent of such exacerbation;

     (h) If the transaction contemplated by this Agreement does not close for any reason, Buyer, at its sole cost and expense, shall restore the Property to the condition it was in prior to Buyer's inspection. Until such restoration is complete, Buyer shall take all steps necessary to ensure that any conditions on the Property created by Buyer's testing will not interfere with the normal operation of the Property or create any dangerous, unhealthy, unsightly or noisy conditions on the Property; and

     (i) Prior to any entry involving physical testing, drilling or other physical disturbance, Buyer shall obtain, maintain and provide Seller, or shall cause any consultant, contractor or other person entering the Property to obtain, maintain and provide Seller, with proof of comprehensive general liability insurance in the amount of at least $1,000,000 combined, single limit coverage, naming Seller as an additional insured and with such coverages and issued by such licensed insurance company as are reasonably satisfactory to Seller. The provisions of this Section 5 shall survive the Closing or any
                                ---------
earlier termination of this Agreement.

SECTION 6.  PROPERTY "AS-IS".

     6.1  No Side Agreements or Representations; As-Is Purchase.  Buyer
          -----------------------------------------------------
represents to, and covenants with Seller that Buyer will conduct such inspection and examination of the Property during the Due Diligence Period or the Extended Due Diligence Period, as the case may be, as Buyer deems prudent and necessary to determine whether to acquire the Property pursuant to this Agreement. Buyer acknowledges that at the conclusion of the Due Diligence Period, or the Extended Due Diligence Period, as the case may be, Buyer will elect whether to terminate this Agreement pursuant to Section 4.4 or whether to acquire the Property
                           ------------
pursuant to the terms hereof. Buyer further acknowledges and agrees that in the event Buyer elects not to terminate this Agreement and to acquire the Property pursuant to the terms hereof, Buyer will accept all of the Property, in its then condition "AS-IS AND WITH ALL FAULTS", subject to the provisions of Section 17
                                                                    ----------
with respect to condemnation or casualty. Seller and Buyer agree that, except as otherwise provided in this Agreement, the Property shall be sold "as-is, where is, with all faults" with no right of set-off or reduction of the
Purchase Price and except as expressly set forth in    this Agreement or in any
document delivered at Closing, such sale shall be without representation or warranty of any kind, express or implied, including, without limitation, warranty of income potential, operating expenses, uses, merchantability or fitness for a particular purpose and Seller (on its own behalf and on behalf of its employees and agents), does hereby disclaim and renounce any representation or warranty except as set forth in this Agreement or in any document delivered at Closing. For the purposes of this Agreement, the term "as-is" shall mean (without limitation thereon) as-is with respect to (a) the physical and environmental condition of the Property, including defects seen and unseen and conditions natural and artificial), (b) the title to the Real Property, (c) the matters set forth in the Documents and any other documents, reports, memoranda or financial projections furnished to Buyer and/or (d) and all laws, ordinances, rules and regulations to which the Property is subject under any applicable governmental or regulatory jurisdiction; excluding, however, any matters which Seller has agreed in writing to remedy or remove pursuant to the terms of this Agreement or in accordance with the provisions of Section 4
                                                                ---------
hereof.  Notwithstanding the foregoing, nothing in this Section 6.1 or in
                                                        -----------
Section 6.2 hereof shall limit, release or diminish Seller's liability to Buyer
-----------
for any breach of Seller's representations, warranties and covenants set forth in this Agreement hereof which is properly asserted by Buyer in writing within the one (1) year period following Closing.

     6.2  Release.  Except as expressly provided in this Agreement, Buyer and
          -------
anyone claiming by, through or under Buyer hereby fully and irrevocably releases Seller and its respective employees, officers, directors, representatives, agents, servants, attorneys, real estate brokers, affiliates, parent companies, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations acting on their behalf, from any and all claims that it may now have or hereafter acquire against Seller or any of its respective employees, officers, directors, representatives, agents, servants, attorneys, affiliates, parent companies, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations acting on their behalf for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to any construction defects, errors, omissions or other conditions, latent or otherwise, geotechnical, seismic, or environmental, affecting the Property or any portion thereof.

     6.3.  Estoppel Certificates.  Seller shall use reasonable good faith
           ---------------------
efforts to obtain tenant estoppel certificates from the tenants under the Leases, substantially in the form attached hereto as Exhibit F. In the event Seller cannot for any reason obtain a tenant estoppel certificate from a tenant, Seller shall deliver to Buyer, in lieu thereof, a Seller's Certificate, in the form attached hereto as Exhibit G. Provided, however, Seller shall use reasonable, good faith efforts to obtain estoppel certificates for the Parking Lease, the Tunnel Agreement, and from CBM Engineers, Network Information Systems and Gulf Interstate prior to the end of the Due Diligence Period.

     6.4  Survival.  The provisions of this Section 6 shall survive the Closing
          --------                          ---------
or any earlier termination of this Agreement.

SECTION 7.  CONDITIONS TO CLOSING.

     7.1  Conditions Precedent to Buyer's Obligations.  The Closing and Buyer's
          -------------------------------------------
obligations with respect to this transaction are subject to the following conditions precedent: (i) Seller's express representations, warranties and covenants set forth in this Agreement shall be true and correct and complied with in all material respects as of the Closing Date; (ii) Seller shall have delivered the items described in Section 8.1; (iii) on the Closing Date title to
                                 -----------
the Property shall be subject only to the Permitted Exceptions; and (iv) Seller shall have terminated the Hotel Management Agreement and the Office Management Agreement . The conditions set forth in this Section 7.1 are solely for the
                                              -----------
benefit of Buyer and may be waived only by Buyer, with such waiver to be in writing to Seller.

     7.2  Conditions Precedent to Seller's Obligations.  The Closing and
          --------------------------------------------
Seller's obligations with respect to this transaction are subject to the following conditions precedent: (i) Buyer's delivery to Escrow Agent on or before the Closing Date, of the Purchase Price, as adjusted by the net amount of the payments, prorations and adjustments required under this Agreement, (ii) Buyer's delivery to Seller of the items to be delivered pursuant to Section 8.2
                                                                    -----------
of this Agreement;   and (iii) each of Buyer's representations,  warranties and covenants set forth in this Agreement shall be true and correct and complied with in all material respects on and as of the Closing Date. The conditions set forth in this Section7.2 are solely for the
               ----------
benefit of Seller and may be waived only by Seller, with such waiver to be in writing to Buyer.

SECTION 8.  DELIVERIES AT CLOSING.

     8.1  By Seller.  At least one business day prior to the  Closing Date,
          ---------
Seller shall deliver or cause to be delivered to Escrow Agent the following items for each Property:

          (a) A Special Warranty Deed (or local law equivalent) ("DEED"), substantially in the form attached to this Agreement as Exhibit H, duly executed and acknowledged by Seller and in recordable form approved by the Title Company, conveying the Real Property and Improvements to Buyer, subject to the Permitted Exceptions (if requested by Buyer, Seller shall provide a separate deed for the Orlando laundry facility);

          (b) A Transferor's Certificate of Non-Foreign Status ("FIRPTA CERTIFICATE") in the form attached to this Agreement as Exhibit I duly executed by Seller;

          (c) A bill of sale ("BILL OF SALE") substantially in the form attached to this Agreement as Exhibit J, duly executed by Seller;

          (d) Two (2) original counterparts of an Assignment and Assumption of Leases ("ASSIGNMENT AND ASSUMPTION OF LEASES") substantially in the form attached to this Agreement as Exhibit K, duly executed by Seller;

          (e) A notice to each tenant under the Leases, advising such tenant of the transfer of the Property (the "TENANT NOTICE") substantially in the form attached to this Agreement as Exhibit L, duly executed by Seller;

          (f) A notice to each other party to the Operational Contracts, advising such party of the transfer of the Property and that such party should communicate with and look to Buyer regarding performance under the applicable Operational Contract (the "OPERATIONAL CONTRACT NOTICE");

          (g) Two (2) original counterparts of an Assignment and Assumption of Contracts ("ASSIGNMENT AND ASSUMPTION OF CONTRACTS") substantially in the form attached to this Agreement as Exhibit M duly executed by Seller;

          (h) Two (2) original counterparts of an Assignment and Assumption of Intangible Personal Property ("ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PERSONAL PROPERTY") substantially in the form attached to this Agreement as Exhibit N, duly executed by Seller;

          (i) A No Lien, Possession and Gap Affidavit substantially in the form attached to this Agreement as Exhibit O, duly executed by Seller with any changes reasonably requested by the Title Company to omit standard exceptions;

          (j) All keys and safe and lock combinations necessary to obtain access to the Property;

          (k) Originals (to the extent in Seller's possession or control), or copies, of all Operational Contracts, Leases, and permits and licenses;

          (1) Such corporate resolutions, certificates of good standing and/or other corporate documents relating to Seller as may be reasonably required by Buyer or the Title Company in connection with the transaction contemplated by this Agreement;

          (m) Original executed estoppel certificates from the other parties to the Parking Lease and the Tunnel Agreement and original executed tenant estoppel certificates and/or Seller's Certificates, substantially in the forms required by Section 6.3, for all of the Leases; provided that the estoppel certificates for the Parking Lease and the Tunnel Agreement, and the estoppel certificates and/or Seller's Certificates for CBM Engineers, Network Information Systems, Gulf Interstate, and tenants occupying not less than two-thirds (2/3rds) of the balance of the occupied square footage at the 1700 West Loop Office Tower, shall reflect no material defaults and no material discrepancies from the information provided to Buyer during the Due Diligence Period or the Extended Due Diligence Period, as the case may be;

          (n) Original motor vehicle certificates of title, if any, duly assigned to Buyer;

          (o) Acknowledgment of the terminations of the Hotel Management Agreement and the Office Management Agreement or Seller's certification of the delivery of said terminations in accordance with the terms of this Agreement;

          (p) Such additional documents, affidavits or instruments as may be reasonably required by Buyer or either Title Company including, but not limited to, separate recordable assignments for the Parking Lease and the Tunnel Agreement in order to effectuate the Closing of the transaction contemplated by this Agreement.

          (q) An opinion of Seller's counsel of Seller's authority to consummate the transaction contemplated herein and of Seller's due execution of the instruments of conveyance.

     8.2  By Buyer.  At least one business day prior to Closing Date (except in
          --------
the case of (a) below, which shall be delivered on the Closing Date), Buyer shall deliver or cause to be delivered to Escrow Agent the following items:

          (a) The balance of the Purchase Price in accordance with Section 3.5,
                                                                   -----------
subject to adjustments and prorations as provided herein;

          (b) Two (2) original counterparts of the Assignment and Assumption of Leases duly executed by Buyer;

          (c) Two (2) original counterparts of the Assignment and Assumption of Contracts duly executed by Buyer;

          (d) Two (2) original counterparts of the Assignment and Assumption of Intangible Personal Property duly executed by Buyer;

          (e) Wherever applicable, a re-sale tax certificate exempting Buyer from payment of sales tax for items held for resale and inventory, unless Buyer otherwise elects to pay such sales tax at the Closing;

          (f) Tenant Notices addressed to each tenant under the Leases, signed by Buyer;

          (g) Operational Contract Notices addressed to each party to an Operational Contract, signed by Buyer;

          (h) Such corporate resolutions, certificates of good standing and/or other corporate documents relating to Buyer as may be reasonably required by Seller or the Title Company in connection with the transaction contemplated by this Agreement; and

          (i) An opinion of Buyer's counsel of Buyer's authority to consummate the transactions contemplated herein.

          (j) Such additional documents, affidavits or instruments as may be reasonably required by Seller or the Title Company in order to effectuate the Closing of the transaction contemplated by this Agreement.

     8.3  By Buyer and Seller.  Buyer and Seller shall each execute and/or
          -------------------
deliver a closing statement and such other instruments consistent with this Agreement as are reasonably required in transactions of this type and nature in Harris County, Texas, Fulton County, Georgia, and Orange County, Florida. In addition Seller and Buyer hereby designate Escrow Agent as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Internal Revenue Code, if applicable.

     8.4  By Escrow Agent to Seller and Buyer.   On the Closing Date and at such
          -----------------------------------
time as the adjustments and prorations to the Purchase price have been agreed upon and completed and upon confirmation of the receipt of the Purchase Price and provided all of the conditions precedent have been satisfied, the Escrow Agent shall deliver the Deed as well as the other documents and items referenced in Sections 8.1 and 8.2 that are appropriate to be delivered to Buyer.
   --------------------
Likewise, at the same time Escrow Agent shall deliver the Purchase Price and the appropriate items and documents referred in Sections 8.1 and 8.2 to Seller.
                                            --------------------
Effective upon delivery of the Deed, actual possession of the Real Property (subject to the rights of tenancies under the Leases and of Hotel guests) shall pass from Seller to Buyer. Buyer's acceptance of such Deed shall be deemed to be the full performance and discharge of Seller's obligations hereunder, except for those obligations herein which are expressly stated to survive the Closing hereunder.

SECTION 9.  COSTS AND EXPENSES.

     9.1  Buyer's Costs.   Buyer shall pay (i)  all recording costs of the Deed,
          -------------
(ii) all expenses or costs related to Buyer's due diligence, (iii) Buyer's legal, accounting and consulting fees and expenses, (iv) any brokerage or advisory fees related to the transfer of the Property payable to Solid Rock Advisors, Inc. and/or Mr. Greg Rice; (v) any premium for any affirmative coverage and/or endorsements which Buyer elects to obtain with respect to the Title Policy and the premium for any lender's policy which Buyer elects to obtain (including any required endorsements) (vi) all other customary closing costs in the states of Texas, Georgia and Florida, which are customarily paid by Buyers in the respective locations of the Property and (vii) Buyer shall also be solely responsible for all costs and expenses associated with obtaining any financing it may require, including, without limitation, any costs and expenses associated with the execution, delivery or recording of the lender's documents, if required; provided however, that obtaining any such financing shall not be a condition precedent to Buyer's obligation to close nor shall it form the basis for delaying the Closing or imposing any conditions on Closing.

     9.2  Equal Division of Costs.  Seller and Buyer shall divide and pay
          ------------------------
equally all search fees, premiums and all other costs associated with the issuance of the basic Title Policy, deed stamps, transfer taxes, intangibles taxes, documentary taxes, any escrow costs, sales taxes and survey costs for the Surveys.

     9.3  Seller's Costs.  Seller shall pay (i) the cost of preparing or
          --------------
obtaining documents, consents, estoppels and terminations to be delivered by Seller to Buyer pursuant to this Agreement (but specifically excluding however, any sums paid or to be paid to a franchisor or licensor as a prerequisite to the termination of any franchise or license agreement if Buyer requests that a franchise or license be terminated); (ii) any costs required to remove any non-Permitted Exceptions which Seller elects to remedy; (iii) Seller's legal accounting and consultant expenses, (iv) all fees due Mr. Yet King Loy of Goddard & Smith International Realty, Inc., and (v) other closing costs customarily paid by sellers in the respective locations of the Property.

     9.4  Other Costs.  Each party shall pay its own attorneys' fees, and the
          -----------
fees and expenses of any other professionals or consultants retained by it.

SECTION 10.  ADJUSTMENTS AND PRORATIONS.

     10.1 Prorations.  It is the intent of Seller and Buyer that, except as
          ----------
expressly provided in this Agreement to the contrary, all income and expenses of the Property shall be prorated as of the Closing Date with the intent that Seller shall have the benefit of all income and be responsible for all expenses and liabilities incurred in connection with the Property prior to the Cut-Off Time, and Buyer shall have the benefit of all income and be responsible for all expenses and liabilities of the Property incurred from and after the Cut-Off Time. The Purchase Price shall be adjusted based on the prorations between Seller and Buyer as of the Cut-Off Time as provided by this Section 10.
                                                            ----------

     10.2 Taxes and Assessments.  All real estate and personal property taxes
          ---------------------
and assessments on the Property for the tax year in which the Closing occurs shall be prorated as of the Closing Date based on the actual current tax bills, using the maximum discounts allowed by law. If the Closing takes place before the real estate and personal property taxes are fixed for the tax year in which the Closing occurs, real estate and personal property taxes shall be prorated on the basis of the taxes for the immediately preceding year. All delinquent taxes and all delinquent assessments, if any, on the Property shall be paid at Closing from funds accruing to Seller. Taxes which have been prorated based on the prior year's taxes shall be reprorated upon written request of either party made to the other within thirty (30) days after the tax bills are rendered. Any tax refunds received by Buyer which are allocable to the period prior to Closing
shall be promptly paid by Buyer to Seller.   Similarly, Seller shall promptly
reimburse Buyer for taxes and assessments paid by Buyer that exceed Buyer's pro rata share of such taxes and assessments for the year of Closing. Each party shall be responsible for any tax refunds owed to tenants for its period of ownership of the Property.

     10.3 Rents and Security Deposits.
          ---------------------------

          (a) Rents allocable to the period prior to Closing shall be the property of Seller and rents allocable to the period after Closing shall be the property of Buyer. Rents and expense escalations or other reimbursements due to Seller as landlord under the Leases and actually collected prior to the Closing Date and attributable to both Seller's and Buyer's period of ownership shall be prorated as of the Closing Date. Uncollected rents and expense escalations or other reimbursements due Seller under the Leases shall not be prorated at the time of Closing and Seller shall have the right to take all necessary and appropriate action to collect all such rents and expenses. Such collection efforts may include the bringing of lawsuits by Seller to collect such rents and expenses. If any Lease contains obligations on the part of any tenant for tax, escalation, percentage, or overage payments and the same are not yet payable as of the Closing Date, and if Seller's portion of same is collected by Buyer, then Buyer shall promptly remit such amounts to Seller, less actual third party collection costs, if any. Buyer shall in good faith exercise commercially reasonable efforts to collect all past due rents and expenses, if any, on Seller's behalf and any such amounts so collected shall be received in trust for Seller and Buyer shall tender the same to Seller upon receipt, less actual third party collection costs, if any; provided, however, that Buyer shall not be required to file suit or institute other collection procedure to collect such sums on Seller's behalf, and provided further that all rents, escalations and other reimbursements due under the Leases, collected by Buyer on or after the Closing Date shall be applied (unless the tenant otherwise specifies in writing) first to all amounts due under the Leases to Seller which are delinquent thirty (30) days or less at the time of Closing, second, to amounts owed to Buyer since the Closing, and third, to amounts owed to Seller which are more than thirty (30) days delinquent at the time of Closing. Buyer shall not have an exclusive right to collect the sums due Seller under the Leases; and Seller hereby retains all its rights to pursue any tenant under the Leases for sums due Seller for periods attributable to Seller's ownership of the Property. Buyer shall receive a credit against the Purchase Price for (i) all security deposits, which shall be assigned to Buyer at Closing, plus any interest due thereon as required by the particular lease or applicable law; and (ii) pre-paid rentals held by Seller under the Leases.

          (b) Attached hereto as Exhibit C is a current Rent Roll for the Property. On that date which is ten (10) days prior to the Closing, Seller shall provide Buyer with an updated rent roll (or other document) which will itemize all security deposits and deductions made therefrom. This updated Rent Roll shall be used to establish the adjustments and credits described above. Buyer assumes the obligation to tenants for such security deposits credited against the Purchase Price and shall indemnify and hold Seller harmless from any claim with respect thereto (which obligation shall survive the Closing).

     10.4 Lease Expenses.
          --------------

          (a)  Leasing Commissions.  If Closing occurs, Seller shall indemnify
               --------------------
and hold Buyer harmless from any claims for leasing commissions ("Commissions") paid or payable prior to the Effective Date with respect to existing Leases. Notwithstanding the preceding sentence, Seller and Buyer agree that at Closing Buyer shall reimburse Seller for a pro rata portion of commissions paid or payable with respect to the lease or renewal of leases prior to Closing for the term with Gulf Interstate Engineering, Inc., the Brazilian Consulate and H.K. Ward. The portion of reimbursement to Seller shall be prorated between Seller and Buyer based on the term or renewal terms, as the case may be, of the foregoing Leases and the Closing Date with Buyer being responsible for that portion of the Commissions equal to the amount of the term of the respective leases remaining after the Closing Date. If Closing occurs, Buyer shall pay and shall indemnify and hold Seller harmless from any and all Commissions payable with respect to the renewal, extension or expansion of existing Leases subsequent to Closing, including Commissions payable pursuant to lease commission agreements, but only to the extent such commission agreements are disclosed to Buyer in writing during the Due Diligence Period or the Extended Due Diligence Period, as the case may be. Buyer agrees to cooperate with and to assist Seller in obtaining a complete release of liability for payment of the Commissions with Buyer thereby formally assuming such obligations.

          (b)  Lease Expense Reimbursement.  If  Closing occurs, Buyer shall (i)
               ----------------------------
reimburse Seller on the Closing Date for a pro rata portion of any and all fees paid or expenses incurred, including Tenant upfitting and improvement costs (collectively the "Expenses"), paid or incurred by Seller prior to Closing Date which are attributable to (pursuant to the amortization described below) periods extending beyond the Closing Date, arising our of or in connection with (a) the Leases, (including any extensions, renewals or expansions under the Leases) entered into by Seller on or after January 1, 1997 and (b) any new leases within the Property which were approved by Seller and if required, Buyer on or after the Effective Date as provided below. Such prorata portion shall be determined by "amortizing" the applicable Expenses over the initial term of the applicable Lease, with Buyer to be responsible for that portion attributable to the period commencing on the Closing Date and forward. If Seller desires to execute a renewal, amendment, extension or expansion of a Lease or execute a new lease with a potential tenant for space in the Property after the Effective Date, but prior to the end of the Due Diligence Period or the Extended Due Diligence Period, as the case may be, Seller shall promptly provide Buyer with a summary of the material terms (with rent and other economic terms at market rates) which Seller proposes to offer the applicable tenant with respect to the applicable space (which summary shall include the identity of the tenant and copies of any applicable financial information with respect to such tenant provided to Seller without representation or warranty of any kind and an estimate of the cost of tenant improvements, free rent, leasing commissions and other leasing expenses) and Seller shall retain the full right, power and authority at any time prior to the expiration of the Due Diligence Period or the Extended Due Diligence Period, as the case may be, to execute a lease under the terms set forth in such summary, and Seller shall promptly advise Buyer of Seller's election to do so. Upon the expiration of the Due Diligence Period or the Extended Due Diligence Period, as the case may be, if Seller desires to execute a renewal, amendment or expansion of the Lease to the extent within Seller's discretion under the terms of the particular Lease, or a new lease, Seller shall likewise provide the necessary summary to Buyer and Buyer shall advise Seller in writing whether or not it approves of the summary (said approval not to be unreasonably withheld), within five (5) business days after receipt of each summary. If Buyer fails to notify Seller within such time period, Buyer shall be deemed to have approved the terms set forth in such summary and Seller shall be free to enter into the transaction contemplated by such summary.

     10.5 Utilities.  Seller shall notify all utility companies servicing the
          ---------
Property of the sale of the Property to Buyer and shall request that such companies send Seller a final bill for the period ending on the last day before the Closing. Buyer shall notify the utility companies that all utility bills for the period commencing on the Closing Date are to be sent to Buyer, and Buyer shall arrange for substitute deposits with the utility companies as may be required. If following the Closing either Buyer or Seller receives a bill for utilities or other services provided to the Property for the period in which the Closing occurred, Buyer and Seller shall prorate the bill based on the period of each party's ownership of the Property.

     10.6 House Banks and Other Accounts.  Seller shall at Closing transfer  all
          ------------------------------
house banks to Buyer, presenting Buyer with a certified statement setting out the amount contained in the house banks as of the Cut-Off Time, and credit to Seller shall be made at Closing. All cash, including, without limitation, any cash located in FF&E Reserve Accounts as required under the Marriott Franchise Agreement, Radisson License Agreement (Atlanta) and Radisson License Agreement (Orlando) and any cash located in any bank and investment accounts maintained for the benefit of Seller, as of the Closing Date, shall belong to Seller and Seller may, at its option, "close out" all such accounts.

     10.7 Personal Property.  If any items of Tangible Personal Property as
          -----------------
identified in the list of Tangible Personal Property set forth in Exhibit E are lost or misplaced, prior to Closing, Buyer shall receive at Closing a credit against the Purchase Price for the value of same, provided that (i) the value of any individual lost or misplaced item exceeds $1,000, or (ii) the value of all lost or misplaced items exceeds $20,000 in the aggregate.

     10.8 Other  Prorations.  All payments payable under Operational Contracts
          -----------------
and Intangible Personal Property, including all licenses, permits and inspection fees (calculated on the basis of the period covered); fees and expenses paid or payable under the License Agreements to the extent assigned to Buyer; guest room revenue from the Hotel (based upon the guest ledger prepared by Seller as of the date prior to the Closing Date), whether in cash or accounts receivable, reduced, as applicable, by any commissions or other similar amounts owing with respect to room rentals; revenues from the minibars, vending machines, coin telephones or other income producing equipment; income and expenses from the operation of any parking garage, restaurants, bars or banquet facilities; and all other revenue and expenses normal to the operation and maintenance of the Real Property and the Improvements located thereon shall be calculated and prorated as set forth in Section 10.1 above; provided that (i) Hotel room income
   ------------
for the night preceding the Closing Date shall be divided equally between Buyer and Seller as and when collected net of all applicable collection charges, including, without limitation, any applicable credit charge commissions or similar charges; (ii) prepaid Hotel Bookings (and/or deposits with respect to same), to the extent actually in the possession of Seller, shall be credited to Buyer at Closing and (iii) payroll, Benefit Plans and taxes related to Property Employees and Benefit Plans shall be the responsibility of Seller up to the Cut-Off Time and Seller shall pay all Property Employees all amounts owed to such employees, including amounts owed on account of accrued and unpaid benefits (whether or not earned) including accrued and unpaid vacation pay and sick leave. The net amount of such prorations and credits owed by Seller or Buyer shall be paid in cash or by credit on the Closing Statement executed at Closing.

     10.9 Method of Proration.  All prorations shall be made as of the date of
          -------------------
Closing based on a 365 day year  and on the actual number of days elapsed.

     10.10     Closing Statement and Adjustments.  On or before the date which
               ---------------------------------
is ten (10) business days prior to the Closing Date, Buyer and Seller agree to jointly prepare a pro-forma closing statement and a pro-forma proration schedule. The pro-forma closing statement and pro-forma proration schedule shall be updated by Buyer and Seller as required, but at least three (3) business days prior to the Closing Date. The parties further agree that prorations and adjustments to the Purchase Price shall be made as early on the Closing Date as practicable. In the event the information necessary to make such adjustments has not been furnished to the parties such that all of the prorations cannot be finalized on the Closing Date, at a time when Seller and Buyer have agreed on all other matters, and the Closing shall have been otherwise completed, then the parties agree to instruct the Escrow Agent that the Closing shall be completed, and the parties will take such efforts as may be required to obtain the necessary information and complete the prorations which have not been finalized as of the Closing Date, such final reconciliation to occur not later than thirty (30) days after the Closing Date. Upon such final reconciliation of such prorations, the net amount payable pursuant to the prorations shall be paid by the party owing same to the party entitled to same, by separate check. All errors and adjustments with respect to this Section 10
                                                                    ----------
shall be
adjusted as soon as same are determined, but in any event within one (1) year after the Closing Date.

     10.11  Accounts Receivable.  Seller shall prepare or cause  to be
            --------------------
prepared an itemized schedule of all Accounts Receivable known to Seller, including outstanding balances. All Accounts Receivable shall remain the property of Seller and there shall be no adjustment to the Purchase Price for Accounts Receivable. Seller shall be solely responsible for the collection of its Accounts Receivables. Following the Closing Date, to the extent Buyer receives any such Accounts Receivable belonging to Seller, Buyer shall hold all such sums so received in trust for the benefit of Seller and promptly remit the same to Seller. Seller or its agent shall have the right to examine Buyer's books and records in order to monitor the collection of Accounts Receivable and to insure their proper allocation in accordance with the provisions of this Agreement. With regard to any Accounts Receivable collection made after the Closing Date from any person or entity who is indebted to the Property, both with respect to Accounts Receivable accruing prior to the Closing Date and to accounts receivable accruing subsequent to the Closing Date, such collections received by Buyer after the Closing Date shall be applied first to the indebtedness accruing prior to the Closing Date, unless the account debtor specifies in writing that the payment is to be applied to a particular account, in which event the payment shall be applied to the account so designated.

     10.12  Accounts Payable.  Seller shall prepare or  cause  to be prepared
            ----------------
at Closing, an itemized schedule of all Accounts Payable known to Seller or the Manager, consisting of those Accounts Payable which are not prorated pursuant to this Section 10 (but rather pertain to prior periods). All Accounts Payable
     ----------
shall remain the responsibility of and shall be paid for by Seller.

     10.13  Contracts for Capital Improvements.  Except as otherwise provided in
            ----------------------------------
Section 10.4(b) or Section 11.10(e), Seller agrees that unless Buyer shall otherwise agree in writing, all costs and expenses arising under any contract for capital improvements to the Property entered into by Seller prior to the Effective Date shall be borne by Seller, and Buyer shall not be required to pay any such costs or expenses. To the extent any work under any such contract is not completed by the Closing Date, Buyer shall provide access to the Property for the completion of such work and shall look solely to the applicable contractor for any claim arising out of the performance of such work. Seller shall furnish to Buyer a list of any such capital improvements within fifteen
(15) days after the Effective Date.

     10.14  Survival.  The provisions of this Section 10 shall survive the
            --------                          ----------
Closing.

SECTION 11. SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

     Seller makes the representations, warranties and covenants set forth in this Section 11 and acknowledges that Buyer will rely on such representations,
     -------- --
warranties and covenants in acquiring the Property. The representations, warranties, and covenants set forth in this Section 11 shall survive Closing
                                            -------- --
for a period of one year; provided, however, that any claims for any alleged breach of representations and warranties under this Section 11 must be made by
                                                    -------- --
Buyer in writing (stating the legal basis for same), within such one year period, but in no event later than forty-five (45) days after Buyer first learns of or discovers such breach, and to the extent claims are not so made (stating the legal basis for same) within the applicable period specified herein, such claims shall be deemed forever waived and barred.

     11.1   Authority.  Seller has the legal power, right and authority to enter
            ---------
into this Agreement and the instruments referenced herein, and to consummate this transaction.

     11.2   Actions.  All requisite action (corporate, trust, partnership or
            -------
otherwise) has been taken by Seller in connection with the entering into of this Agreement, the instruments referenced herein, and the consummation of this transaction. No further consent of any partner, shareholder, creditor, investor, judicial or administrative body, governmental authority or other party is required on the part of the Seller.

     11.3   Due Execution.  The individuals executing this Agreement and the
            -------------
instruments referenced herein on behalf of Seller and the partners, officers or directors of Seller, if any, have the legal power, right, and actual authority to bind each party to the terms and conditions of those documents.

     11.4   Valid and Binding.  This Agreement and all other documents required
            -----------------
to close this transaction are and shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principles affecting or limiting the rights of contracting parties generally.

     11.5 Leases; Possession of the Property.  Except for (i) the Leases, (ii)
          ----------------------------------
Hotel Bookings, (iii) current Hotel guests and occupants, (iv) Seller has not entered into any lease or other agreement for possession with any person or entity (except Buyer) pursuant to which such person or entity has any current or future right or interest to occupy, possess or use all or any portion of the Property after the Closing Date.

     11.6 Non-Foreign Entity.  Seller is not a "foreign person" within the
          ------------------
meaning of Section 1445(f)(3) of the Internal Revenue Code.

     11.7 Violations of Laws.  Except as set forth in Exhibit P, Seller has no
          ------------------
actual
knowledge of and has received no written notice of any uncured violation of any municipal, county, state or federal law, ordinance, regulation or code (including environmental laws) which affect or involve the Property.

     11.8 Suits.  Except as set forth in Exhibit Q,  Seller has not been served
          -----
with any summons or complaint or other papers or process in, or has any knowledge of, any actions, suits, litigation arbitrations, administrative proceedings or condemnation proceedings which affect or involve the Property.

     11.9  Collective Bargaining Agreements.   Seller has not entered into any
           --------------------------------
collective bargaining agreement concerning any employees at the Property and no such collective bargaining agreement covering employees at the Property has been entered into by any third party manager engaged by Seller to manage the Property.

     11.10  Operational Contracts and Leases.
            --------------------------------

          (a)  Operational Contracts.  To the actual knowledge of Seller: (i)
               ------------------------
the Schedule of Operational Contracts when delivered, will be a true, correct and complete list of all Operational Contracts and contain an accurate listing of all deposits in effect at that time; (ii) the copies of the Operational Contracts, when delivered to Buyer, will be true, complete and correct copies of such Operational Contracts including, without limitation, all amendments, modifications, renewals and extensions thereof; (iii) all Operational Contracts are in full force and effect and no material default exists thereunder which has not been disclosed to Buyer and no condition exists that, with the giving of notice or passage of time, or both, would constitute a material default. To the extent any Operational Contract exists which is not included on the Schedule of Operational Contracts, Buyer shall have no obligation to assume the liability for such omitted Operational Contract.

          (b)  Leases.  To the actual knowledge of Seller: (i) the Schedule of
               ------
Leases when delivered, will be a true, correct and complete list of all Leases and contain an accurate listing of all deposits in effect at that time; (ii) the copies of the Leases, when delivered to Buyer, will be true, complete and correct copies of such Leases including, without limitation, all amendments, modifications, renewals and extensions thereof; (iii) all Leases are in full force and effect and no material default exists thereunder which has not been disclosed to Buyer and no condition exists that, with the giving of notice or passage of time, or both, would constitute a material default.

     11.11 Tangible Personal Property.  All Tangible Personal Property
           --------------------------
(other than those covered by the Operational Contracts) and all Supply Inventories have been fully paid for and are owned by Seller free and clear of all liens and encumbrances.

     11.12. Lease for Adjacent Land.  Except for the Parking Lease and the
            -----------------------
Tunnel Agreement, there are no leases or licenses for the use of adjacent land or facilities.

     11.13. Updated Financial Statement.  To the extent that the Financial
            ----------------------------
Statements provided by Seller pursuant to Section 4.2 hereof for the current year do not include any period up to and including the Closing Date, Seller shall, within twenty-five (25) days after the Closing Date, provide Buyer with monthly unaudited Financial Statements, and income statements applicable to such period inclusive of the Closing Date.

     11.14 Pre-Closing Covenants.  Notwithstanding all of Buyer's rights to
           ---------------------
purchase the Property under this Agreement, but subject to the terms and provisions of this Section 11.14, Seller hereby retains all rights to own,
                    -------- -----
operate, lease, contract, or otherwise exercise the rights of the ownership of the Property prior to Closing without the consent or approval of Buyer; provided, however, that so long as this Agreement remains in full force and effect:

          (a) Seller shall not convey any interest in the Property other than provided for in this Agreement and shall not subject the Property to any additional liens, encumbrances, covenants, conditions, easements, rights of way or similar matters after the Effective Date, except as may be otherwise provided for in this Agreement, which will not be removed or eliminated at or prior to Closing;

          (b) Except as may be required as part of its responsibilities as landlord under a Lease, Seller shall not make any new material alterations to the Property except those alterations contemplated by Seller's current Contracts for Capital Improvements Plan pursuant to Section 10.13 and those material
                                          -------------
alterations which may be required of an emergency nature without Buyer's prior written consent;

          (c) Seller shall maintain and operate the Property in substantially the same condition, and the Supply Inventories at substantially the same levels, as of the Effective Date, ordinary wear and tear excepted, and shall use reasonable good faith efforts to cause the Manager to manage the Property in substantially the same manner as the Manager has managed the Property during the period from the date on which the Manager was appointed as manager of the Property to the Effective Date including, without limitation, Seller shall:

               (i) accept Hotel Booking (exclusive of "trade-out" agreements)
                   for the use of the Hotel on terms not less favorable than the terms typically arranged by Seller as of the date of this Agreement and in accordance with Seller's prior practice;

              (ii) maintain the current level of advertising and other
                   promotional
                   activities for Hotel facilities;

             (iii) remain in substantial compliance with all current License
                   Agreements;

              (iv) keep and maintain the Property in a state of repair and condition consistent with the requirements of clause (c) above;

               (v) not cause or permit the removal of Tangible Personal Property from the Property except for the purpose of discarding and replacing, where needed or appropriate, worn items, and timely make all repairs, maintenance, and replacements to keep the Property and all Tangible Personal Property in good operating condition;

              (vi) not allow any permit, license or other Intangible Personal
                   Property or other right currently in existence with respect to the operation, use, occupancy or maintenance of the Property to expire, be canceled or otherwise terminated, except pursuant to their respective terms, without Buyer's prior written consent;

             (vii) except in the exercise of Seller's reasonable business judgment, not cancel any existing Hotel Bookings for the use of Property facilities or new Hotel Bookings obtained by Seller after the date of this Agreement, and continue to book contracts and reservations consistent with prior practices;

            (viii) keep the existing insurance coverage for the Property in full force and effect;

        (d) Following the expiration of the Due Diligence Period or Extended Due Diligence Period, as the case may be, and upon Buyer's election to proceed to Closing Seller shall permit Buyer to establish and maintain a shadow management operation with respect to the Hotel prior to the Closing Date. Subject to the provisions of Section 5, personnel from Buyer's shadow management operation
              ---------
shall have reasonable access during normal business hours to all books, records and other information in the possession or control of Seller or its agents concerning the Hotel and shall have the right (at Buyer's expense) to establish duplicate books and records in order to effect a smooth transition in the ownership and management of the Hotel; provided, however, that Buyer and its shadow management operation and employees (a) shall not unreasonably interfere with the normal management and operation of the Hotel (b) shall hold all information acquired from such books and records confidential in accordance with the provisions of this Agreement, (c) shall repair any damage to the physical condition of the Hotel caused by Buyer or its agents in any such shadow management operation, and (d) shall not be deemed to have assumed management responsibilities prior to closing by virtue of such shadow management.

        (e) Subject to the provisions contained in Section 5 above, Buyer and Buyer's authorized representatives and employees shall have the right, at Buyer's sole cost, risk and expense, from time to time to enter upon and pass through the Property during normal business hours and upon reasonable notice to Seller to examine and inspect, subject to and not including the Excluded Items, all of the then existing books, records, surveys, plans, specifications, permits, certificates of occupancy and other files that are relevant to the management, ownership, operation, use, occupancy, construction or leasing of the Property, are in Seller's possession or control, and have not been otherwise provided to Buyer as required elsewhere herein. Further, subject to, and not including the Excluded Items, Buyer's representatives shall have access to all financial and other information relating to the Property sufficient to enable them to prepare audited financial statements in conformity with Regulation S-X of the Securities and Exchange Commission (the "SEC") and to enable them to prepare a registration statement, report or disclosure statement for filing with the SEC on behalf of American General Hospitality Corporation (the REIT) and/or its affiliates. On or before that date which is ten (10) days prior to the expiration of the Due Diligence Period, Seller shall furnish to Buyer a draft of the formal representation letter that Seller will execute with respect to its financial records. Seller will arrange for its external auditors to allow Buyer's accountant, Coopers & Lybrand, to access their audit work papers, not including Extended Items, for as many years (provided such records or work papers exist) as are required for SEC reporting purposes and will allow Coopers & Lybrand to make copies and extracts of such work papers.

          (f) Seller shall keep and perform all of the material obligations to be performed by Seller under the Operational Contracts. After expiration of the Due Diligence Period, or the Extended Due Diligence Period as the case may be, Seller shall not, without the prior written consent of Buyer, which shall not be unreasonably withheld or delayed, enter into any new Operational Contracts unless the same can be terminated without penalty on not more than sixty (60) days notice or upon the sale of the Property. Buyer's consent to any new Operational Contracts shall be deemed given unless Buyer shall object to same in writing within ten (10) days after Seller shall have delivered a copy of the proposed Operational Contract to Buyer;

          (g) Seller shall keep and perform all of the material obligations to be performed by Seller under the Leases. After the expiration of the Due Diligence Period, or the Extended Due Diligence Period, as the case may be, Seller shall not, without Buyer's written consent, which shall not be unreasonably withheld or delayed, enter into any new Leases or modify the terms of any existing Leases. Buyer's consent to any new Leases or modifications of any existing Lease shall be deemed given unless Buyer shall object to same in writing within five (5) business days after Seller shall have advised Buyer in writing of the material terms and provisions of same (the rentals and other sums payable shall be at market rate), including an estimate of expenses related thereto. Buyer shall be responsible for all brokerage commissions and tenant improvement costs associated with any such new or modified Lease unless Buyer shall have objected to same within such five business day period, or unless this transaction fails to close. Buyer shall be responsible to pay, or to reimburse Seller for, as applicable, its pro rata share of any and all brokerage commissions and tenant improvement costs associated with the exercise by any of the tenants under the Leases, after the Effective Date, of any options to renew or extend the term of such Leases in accordance with the terms of such Leases, unless this transaction fails to close for any reason.

          (h) Seller shall deliver written notice containing a summary of terms to Buyer contemporaneously with entering into any written contractual arrangement for Hotel Bookings at any time between the Effective Date and the Closing Date which (i) provides for consideration to be received by Seller in excess of $25,000 with respect to any such single contractual arrangement, or
(ii) provides for Hotel Bookings covering any period more than one (1) year after the Closing Date. Seller shall not, at any time between the Effective Date and the Closing Date enter into any contractual arrangement, including any "trade out agreements", for the period after the Closing Date which provides for a rate which is materially below customary or historically established rates for the applicable facility or service.

          (i) To the extent that Seller learns prior to Closing, to the Actual Knowledge of Seller, of any material inaccuracy, misstatement or omission in any of the Documents furnished to Buyer or in any of the representations or warranties set forth above, Seller shall promptly in writing notify Buyer of such inaccuracy, misstatement or omission and shall supply Buyer with updated information or schedules as required.

     11.15 Survival.  The provisions of this Section 11 shall survive
           --------                          ----------
Closing.

SECTION 12.  BUYER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

     Buyer hereby represents and warrants to Seller as follows, which representations and warranties shall be true as of and shall survive the
Closing:

     12.1  Independent Investigation.  Buyer will make such independent
           --------------------------
investigations as Buyer deems necessary or appropriate concerning the suitability of the Property and the physical condition of all improvements, including but not limited to any desired investigations of any surface, soil, seismic, subsoil, or other physical and/or environmental conditions of or affecting the Property, the extent or condition of title to the Property, the feasibility of any improvements to the Property, and all present or future governmental laws, statutes, rules, regulations ordinances, limitations, restrictions or requirements concerning the Property or use or suitability of the Property.

     12.2  As Is Acquisition.  Buyer acknowledges that Buyer is a
           -----------------
sophisticated purchaser who is familiar with property of the same type as the Property, and that Buyer is acquiring the property "as is," in its present state and condition and "with all faults," without any representation by Seller or its representatives as to any matter, including the condition of the Property or Buyer's ability to sell or make improvements to the Property or any portion thereof, other than those representations and warranties expressly mentioned in this Agreement. Subject to Buyer's right to terminate this Agreement during the Due Diligence Period and the satisfaction of each of the closing conditions set forth in Section 7.1, no patent or latent condition affecting the Property in
         -----------
any way, such as but not limited to the matters described above, whether or not now known or discoverable, or hereafter discovered. shall affect Buyer's obligation to purchase the Property, or give rise to any right of damages, rescission or otherwise against Seller.

     12.3  Hazardous Substances.  Except as set forth in Section 15 below, Buyer
           ---------------------
specifically acknowledges that Seller makes no representations or warranties regarding the presence of any Hazardous Substances on or under the Property and Buyer has made or will make its own independent investigation of the Property with regard to the presence of Hazardous Substances Buyer deems appropriate.

     12.4  Authority.  Buyer has the legal power, right and authority to enter
           ----------
into this Agreement and if Buyer elects to proceed to Closing at the end of the Due Diligence Period, or the Extended Due Diligence Period as the case may be, Buyer will have the legal power, right and authority to proceed to Closing and to consummate this transaction.

     12.5 Actions.  All requisite action (corporate, trust, partnership or
          --------
otherwise) has been taken by Buyer in connection with the entering into of this Agreement, and, if Buyer elects to proceed to Closing at the end of the Due Diligence Period or the Extended Due Diligence Period, as the case may be, with the consummation of this transaction. Subject as aforesaid, no further consent of any partner, shareholder, creditor, investor, judicial or administrative body, governmental authority or other party is required on the part of the Buyer.

     12.6 Due Execution.  The individuals executing this Agreement and the
          --------------
instruments referred herein on behalf of Buyer and the partners, officers or trustees of Buyer, if any, have the legal power, right and actual authority to bind Buyer to the terms and conditions of those documents.

     12.7 Valid and Binding.  This Agreement and all other documents required to
          ------------------
close this transaction are and shall be valid, legally binding obligations of and enforceable against Buyer in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or limiting the rights of contracting parties generally.

     12.8  Review of Documents.  Buyer has or will conduct such review of the
           -------------------
Documents and any other reports or documents related to the Property furnished by Seller or obtained by Buyer as it deems necessary or appropriate.

     12.9  Authority to Do Business.  Buyer is a duly formed and valid existing
           ------------------------
limited partnership under the laws of the State of Delaware and, to the extent required, is or will be qualified to conduct business in the states in which the Property is located.

     12.10  Waiver of Default.  After Closing, Seller shall have no liability
            -----------------
for, or as the result of, any default or breach of this Agreement by Seller which was known to the Actual Knowledge of Buyer prior to Closing. In the event that Buyer has Actual Knowledge of Seller's breach or default of this Agreement, Buyer's election to proceed to Closing shall constitute a waiver of any and all post-closing rights and remedies against Seller as a result of such default or breach.

     12.11  Survival.  The provisions of this Section 12 shall survive
            --------                          ----------
Closing.

SECTION 13.  ASSUMPTION OF ALL OPERATIONAL CONTRACTS.

     13.1 Assignment.  Subject to Section 4 hereof, Seller shall, at Closing,
          ----------
assign and transfer to Buyer, and Buyer shall assume and agree to perform all Operational Contracts pursuant to the Assignment and Assumption of Operational Contracts.

     13.2 Consent.  Seller and Buyer acknowledge that certain Operational
          -------
Contracts may require the consent of the third party thereto as a condition to the transfer or assignment of same. Seller and Buyer agree to cooperate with the other in all reasonable respects, in order to obtain the requisite consents prior to Closing. Buyer shall promptly furnish any information which may be reasonably requested by an applicable third party for the purpose of obtaining such third party's consent. In the event that any required third party consent has not been obtained on the Closing Date, then, at Seller's option, Seller may elect to assign or not assign such Operational Contract, and to the extent so assigned, Buyer shall nevertheless assume such Operational Contract and Seller shall indemnify Buyer for any liability arising as a result of the failure to obtain such consent (but such indemnity shall not excuse Buyer from performing obligations under the Operational Contracts which are assumed by Buyer).

     13.3 Survival. The provisions of this Section 13 shall survive the Closing.
          --------                         ----------

SECTION 14.  TRANSFER OF LIQUOR LICENSES.

     14.1 Acknowledgments.  Buyer and Seller acknowledge that the issuance and
          ---------------
transfer of the Liquor Licenses is statutorily regulated pursuant to the laws of the States of Texas, Georgia, and Florida, and is subject to the approval of the appropriate agency or commission of each state. Buyer acknowledges that Buyer shall be responsible to either arrange for an assignment of the current liquor license (if allowed by law) or at Buyer's option, to apply for and obtain a liquor license for the Hotel from the appropriate agency or commission.

     14.2 Buyer's Obligation to Comply with Statutes.  Buyer shall be
          ------------------------------------------
responsible for complying, at its sole cost and expense, with all statutes and regulations applicable to the transfer of the Liquor Licenses (or obtaining new liquor licenses, if applicable), including, but not limited to, paying all filing or application fees, licenses and transfer fees, sales or use taxes, and all other fees and expenses incurred in connection with the transfer of the Liquor Licenses. Seller agrees to cooperate with Buyer (provided such cooperation can be furnished at no cost, expense or liability to Seller) in obtaining either the transfer of the Liquor Licenses or obtaining new liquor licenses, including execution of all required forms and permitting all required inspections. Seller also agrees to cooperate with Buyer, and shall execute such transfer forms, applications and other documents as may be reasonably necessary for Buyer or its designees to obtain all permits, licenses, approvals and other authorizations necessary or desirable to operate the Hotel and all restaurants, bars and lounges presently located therein.

     14.3 Transfer of Licenses Not a Condition Precedent.  Buyer acknowledges
          ----------------------------------------------
that the transfer of the Liquor Licenses to Buyer (or the issuance of a new liquor license to Buyer) is not a condition precedent to Closing, and that the sole risk with respect to the transfer of the Liquor Licenses (or the issuance of new liquor licenses) is on Buyer. Seller agrees to use reasonable good faith efforts to request Hotel Manager to cooperate with Buyer or its designee, if necessary, in the post-Closing use of the Liquor Licenses if permitted under local law.

     14.4  Indemnification.  Buyer and Seller agree to indemnify, defend and
           ---------------
hold  each
other harmless from any and all claims, demands, liabilities, costs, expenses, charges and losses caused or causes of action and suit or suits of any nature, whatsoever, arising out of their respective use of the Liquor Licenses or their respective failure to comply with all applicable laws and regulations concerning the sale of alcoholic beverages at the Real Property pursuant to the Liquor Licenses or generally.

     14.5 Survival.  The provisions of this Section 14 shall survive the Closing
          --------                          ----------
and the transfer of the Liquor Licenses or the earlier termination of this Agreement.

SECTION 15.  HAZARDOUS SUBSTANCES.

     15.1 Seller's Representations and Warranties.  Seller has obtained the
          ---------------------------------------
Environmental Report(s) for the Property and shall furnish a copy to Buyer. As of the date of this Agreement, except as referred to in the Environmental Report(s):

          (a) since the date of Seller's acquisition of the Property, no Hazardous Substances are now or have been used or stored on or within any portion of the Property except those substances which are or have been used or stored on the Property in the normal course of use and operation of the Property and in compliance with all applicable Environmental Laws;

          (b) since the date of Seller's acquisition of the Property, there are and have been no federal, state or local enforcement, clean-up, removal, remedial or other governmental or regulatory actions instituted or completed affecting the Property; and

          (c) no claims have been made by any third party against Seller relating to any Hazardous Substances on or within the Property.

     15.2 Notices Regarding Hazardous Substances.  Except as disclosed in the
          --------------------------------------
Environmental Report, from the Effective Date through the Closing Date, Seller
shall promptly notify Buyer if   Seller becomes aware that there may be any
Hazardous Substance on the Property, or in the soil, groundwater or soil vapor on or under the Property, or that Seller or the Property may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any Hazardous Substance.

     15.3 Mutual Indemnifications.
          -----------------------

          (a) Subject to Section 15.4  below, if there are any Third Party
                         -------------
Claims (defined below) against Buyer which arise out of any Hazardous Substances which became located in, on or under the Property during the period of time of Seller's ownership of the Property, Seller shall indemnify, defend (by counsel reasonably acceptable to Buyer) protect and hold Buyer harmless for, from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys' fees) arising therefrom.

          (b) If there are any Third Party Claims (defined below) against Seller which arise out of any Hazardous Substances which became located in, on or under the Property during the period of time of Buyer's ownership of the Property, Buyer shall indemnify, defend (by counsel reasonably acceptable to Seller) protect and hold Seller harmless for, from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys' fees) arising therefrom.

          (c) As used in this Section 15.3, "Third Party Claims" are defined as
                              ------------
any claims or rights of recovery by any person or entity (including governmental agencies):

               (i) which result from injury, damage or loss to or of any person or property; or

              (ii)  for cost recovery, removal or remedial action.

     Third Party Claims shall also include any costs paid or payable by either party for damage, loss, injury, investigation, removal, remediation or other liability in response to any third party claim or in anticipation of any enforcement or remedial action undertaken or threatened by any government agency or private party.

     15.4 Environmental Release.  Nothing in Section 15.3 above is meant to
          ---------------------              ------------
diminish any party's rights or obligations under any federal, state or local law pertaining to or concerning Hazardous Substances; but Seller shall not be liable to Buyer under and Buyer hereby releases Seller from any and all liability under any such law, for any Third Party Claims or any other claims (including claims by Buyer) which are attributable to any environmental condition which was described or referred to in the Environmental Report(s) or in any Environmental Audit obtained by Buyer prior to Closing.

     15.5 Environmental Audit.  If during the Due Diligence Period Buyer elects
          -------------------
to perform an Environmental Audit:

          (a) The Environmental Audit shall be conducted pursuant to standard quality control/quality assurance procedures and in accordance with Section 5.
                                                                    ---------
Buyer shall give Seller at least three (3) business days prior notice of any on-site testing of soil or subsurface conditions.

          (b) If any report is prepared as the result of the Environmental Audit, Buyer shall promptly give Seller a copy of the report. Prior to the Closing, Buyer shall keep the report and the information contained therein confidential and shall not disclose it to any person or entity (other than a governmental authority to the extent required by law) without Seller's prior written consent; provided, however, that Buyer may furnish a copy of said report to any proposed lender in connection with prosecution of an application for a mortgage loan and to any person or entity contemplating an investment in the Property as a partner or permitted assignee of Buyer, or to any consultant engaged to comment upon the results of, said report and make any disclosures required by law or advised by counsel to be in accordance with law. If Buyer elects during the Due Diligence Period not to acquire the Property or if the Closing fails to occur for any reason whatsoever, Buyer shall not disclose to any party the contents of the Environmental Audit or report except pursuant to valid legal process or with the prior written consent of Seller.

          (c) Any ground water, soil or other samples taken from the Property shall be properly disposed of by Buyer at Buyer's sole cost and in accordance with all applicable laws.

     15.6 Survival.  The provisions of Section 15 shall survive the Closing.
          --------                     ----------

SECTION 16.  INDEMNIFICATIONS.

     16.1 Indemnification by Buyer.   Buyer agrees to indemnify, defend and hold
          ------------------------
Seller and its officers, agents, attorneys, employees, shareholders, directors, parents, subsidiaries and affiliates harmless for, from and against any and all claims, demands, liabilities, costs, expenses (including, but not limited to, reasonable attorneys' and paralegals' fees and expenses through all administrative, trial, appellate and bankruptcy proceedings or otherwise), damages, losses, cause or causes of action and suit or suits of any nature whatsoever arising out of or related to: (i) any claims based on the actions of Buyer prior to the Closing Date in connection with Buyer's inspection of the Property; (ii) the ownership and/or operation of the Property after the Closing Date; (iii) the failure to comply with the terms of any Operational Contracts, Liquor Licenses, License Agreements or other license or permits related to the operation of the Property from and after the Closing Date; (iv) the failure to comply with the landlord's obligations under any of the Leases after the Closing Date; (v) Buyer's failure to pay any sales tax liability incurred in connection with the operation of the Property from and after the Closing Date; (vi) any misrepresentation or breach of representation or any other provision, warranty or covenant in this Agreement by Buyer or any document delivered to Seller pursuant to this Agreement; (vii) any claims asserted by any Hotel Employee of Buyer, or its hotel manager(s), arising out of, or in any way connected with, Buyer's or its hotel manager(s') operation of the Hotel after Closing, or any termination of employment (or modification to the terms of employment) of any Hotel Employee by Buyer , (viii) any charges of unfair labor practices in connection with Buyer's failure to honor any legal obligations to Buyer's Hotel Employees, after Closing whether based on tort, contract or federal, state or local law, statute or regulations, (ix) any claims by hotel guests with respect to contents of safe deposit boxes and/or luggage checked at the Hotel as provided in Sections 22 and 23 hereof; (x) the applicability of the WARN Act to
            ------------------
the transaction contemplated by this Agreement and/or any violation of the WARN Act as a result of the transaction contemplated by this Agreement; and/or (xi) the termination of the Marriott Franchise Agreement, the Radisson (Atlanta) License Agreement and/or the Radisson (Orlando) License Agreement and/or (xii) any other matter for which Buyer has indemnified Seller under this Agreement. Provided, however, the indemnity set forth in this Section 16.1 shall not in any
                                                   ------------
way release Seller from any liability to Buyer resulting from any fraudulent acts or intentional misrepresentations made by Seller in the procurement of this Agreement.

     16.2  Indemnification by Seller.  Subject to Buyer's purchase of the
           -------------------------
Property "as is, where is" in its present state and condition, and with all faults as more particularly set forth above in this Agreement, Seller shall indemnify, defend, and hold Buyer, and its officers, agents, attorneys, employees, shareholders, directors, parents, subsidiaries and affiliates harmless for, from and against any and all claims, demands, liabilities, costs, expenses (including but not limited to reasonable attorneys' and paralegals' fees and expenses through all administrative, trial, appellate and bankruptcy proceedings or otherwise), damages, losses, cause or causes of action and suit or suits of any nature whatsoever arising out of or related to: (i) the ownership and operation of the Property prior to Closing; (ii) liabilities or obligations of Seller under the Operational Contracts, Liquor Licenses, License Agreements or other licenses or permits related to the operation of the Property accruing or owing prior to Closing, provided, Seller shall in no way be responsible to Buyer for acts or omissions of Buyer occurring after Closing which create liability under the Operational Contracts; (iii) subject to the limitation period as described in Section 11, any misrepresentation or breach of
                                  ----------
any representation or any other provision, warranty or covenant as set forth in this Agreement or any other document delivered at Closing to Buyer pursuant to this Agreement; (vi) the employees of Seller or Seller's Manager related to their employment or related to the Property prior to Closing, including without limitation, the payment of salaries, withholdings for state or federal income taxes, state disability taxes, worker's compensation insurances, bonuses, sick pay, vacation pay or fringe benefits and/or claims, demands and/or liens of any local, state and/or federal government and/or governmental agencies for such taxes and withholdings; (v) any charges of unfair labor practices in connection with Seller's failure to honor any legal obligations to its Property Employees, prior to closing; (vi) any claims with respect to Seller's holding of or other dealing with guest baggage or other property arising out of the acts or omissions of such Seller prior to Closing; (vii) any claims arising out of acts or omissions of such Seller prior to Closing with respect to items claimed to have been in safe deposits prior to Closing; (viii) Seller's failure to pay any sales tax liability incurred in connection with the operations of the Property prior to the Closing Date; and/or (ix) any other matter for which Seller has indemnified Buyer under this Agreement. The indemnity set forth in this Section 16.2 shall not in any way release Buyer from any liability to
     ------------
Seller resulting from any fraudulent acts or intentional misrepresentations made by Buyer in the procurement of this Agreement. Notwithstanding any provision in this Agreement to the contrary, Seller shall not be required to indemnify, defend or hold Buyer harmless from and against any losses, costs or liabilities whatsoever (i) arising out of or relating to the condition of the Property, all improvements located thereon, including any construction or other physical defects or any laws, ordinances or regulations relating thereto except as may arise; and/or (ii) any matters which are the subject of Buyer's representations or warranties in this Agreement; and/or (iii) relating to any conditions, exceptions or items set forth in the Title Commitment and/or (iv) any item, matter, occurrence or condition which was known or should have been known to the actual knowledge of Buyer after undertaking reasonable due diligence prior to the Closing Date.

     16.3 Survival.  The provisions of this Section 16 shall survive Closing or
          --------                          ----------
any earlier termination of this Agreement.

SECTION 17.  CONDEMNATION AND DESTRUCTION.

     17.1 Eminent Domain or Taking.  If proceedings under a power of eminent
          ------------------------
domain relating to the Property or any part thereof are commenced prior to Closing, Seller shall promptly inform Buyer in writing.

          (a) If such proceedings involve the taking of title to all or a material interest in the Property, Buyer may elect to terminate this Agreement by notice in writing sent within ten (10) business days of Seller's written notice to Buyer (or later if the Due Diligence Period or the Extended Due Diligence Period as the case may be, has, at the time of the notice, more than ten (10) business days remaining), in which case the Deposit and any interest accrued thereon, shall be returned to Buyer, and neither party shall have any further obligation to or rights against the other except any rights or obligations of either party which are expressly stated to survive termination of this Agreement.

          (b) If the proceedings do so not involve the taking of title to all or a material interest in the Property, or if Buyer does not elect to terminate this Agreement, this transaction shall be consummated as described herein and any award or settlement payable with respect to such proceeding shall be paid or assigned to Buyer upon Closing.

          (c) If this sale is not consummated for any reason, any condemnation award or settlement shall belong to Seller.

          (d) For purposes of this Section 17.1, a taking, on a per property
                                   ------------
basis, having a value in excess of One Million Dollars ($1,000,000) shall be deemed material.

     17.2 Damage or Destruction.  Except as provided in this Section, prior to
          ---------------------
the Closing the entire risk of loss of damage by earthquake, hurricane, flood, landslide, fire or other casualty shall be borne and assumed by Seller. If, prior to the Closing, any part of the Property is damaged or destroyed by earthquake, hurricane, flood, landslide, fire or other casualty, Seller shall promptly inform Buyer of such fact in writing, including a description of the property damage, within ten (10) business days of the same and if the cost of repairing such damage, per property, is estimated by an architect retained by Seller to be:

          (a) equal to or less than One Million Dollars ($1,000,000) per Property or if such architect estimates that repairs and restoration will require ninety (90) days or less, starting from the date of loss or damage, to substantially complete, then Seller shall repair such damage and restore the damaged property as promptly as possible to as good or better condition as existed immediately prior to such casualty, and in such event Closing shall be deferred until such repair and restoration is substantially completed (provided, however, that Buyer may elect to proceed to perform such repairs after Closing receive a credit against the Purchase Price in an amount equal to the estimated remaining costs of such repairs); or

          (b) greater than One Million Dollars ($1,000,000) per Property or if such architect estimates that repairs and restoration will require more than ninety (90) days, starting from the date of loss or damage, to substantially complete, then Buyer must elect (as its sole and exclusive remedy) one of the following, to (i) terminate this Agreement by giving notice to such effect to Seller not later than the latest to occur of the last business day prior to Closing or fifteen (15) business days after receipt of the Casualty Notice, in which event the Deposit and any interest accrued thereon (or so much thereof as shall have been delivered by Buyer as of such date) shall be returned to Buyer and neither Seller nor Buyer shall have any further obligations or liabilities one to the other hereunder or (ii) proceed with Closing as set forth herein without repair of the casualty and receive a credit against the Purchase Price in the amount of the deductible under Seller's property casualty insurance coverage for the Property plus any amounts previously paid or to be paid to Seller as insurance proceeds in connection with such casualty, or (iii) proceed with Closing as set forth herein without repair of the casualty and receive a credit against the Purchase Price in an amount equal to the reasonable cost of repair of the casualty.

          (c) Whether or not the sale of the Property is consummated hereunder, all rights to insurance claims or proceeds in respect of damages or destruction to the Property occurring prior to Closing shall belong to Seller.

SECTION 18.  INSURANCE SUBSEQUENT TO THE CLOSING.

     All insurance policies carried by Seller with respect to the Property or the operation thereof, (including, without limitation, workers compensation policies), may be canceled or modified to remove coverage for the Property by Seller effective as of the Closing Date (except for any "tail" coverage retained by Seller at Seller's expense), and it shall be Buyer's responsibility to acquire such insurance in such amounts as Buyer shall determine it may require.

SECTION 19.  ADVANCE BOOKINGS.

     Buyer shall assume, recognize and honor, for its own account, the terms and rates of all Hotel Bookings made before the Effective Date. Hotel Bookings made between the Effective Date and Closing which are arm's length transactions entered into in accordance with Seller's standard operating procedures shall be included within the Hotel Bookings assigned by Seller and assumed by Buyer pursuant to the Assignment and Assumption of Hotel Bookings, except that any such Hotel Bookings which are described in Section 11.14(h) shall not be so
                                           ----------------
included unless Seller obtains Buyer's prior written consent to same before entering into same. Buyer shall not be obligated to honor any "trade out agreements" for which Seller has received the benefit of prior to the Closing Date and Seller shall be responsible for the payment of same. Buyer recognizes that Hotel Bookings may include discounts or other benefits, including, without limitation, corporate, government or group discounts, weekend discounts or requirements that Buyer provide ancillary food, beverage or other benefits to the guests holding such reservations. Buyer agrees that Seller cannot make and has not made any representation or warranty that any party holding a Hotel Booking will utilize or honor such Hotel Booking. Buyer acknowledges the risk of non-utilization and non-performance of Hotel Bookings, and acknowledges that some holders of Hotel Bookings may cancel specifically because of the sale of the Hotel. All cancellation fees and forfeited deposits which accrue or are retainable after the Closing Date shall belong to Buyer.

     The provisions of this Section 19 shall survive the Closing.
                            ----------

SECTION 20.  LICENSE,  FRANCHISE AND MANAGEMENT AGREEMENTS.

     20.1  General Acknowledgments.  Buyer acknowledges and agrees that: (i) the
           -----------------------
Marriott Franchise Agreement is between Marriott and 1700/1750 West Loop S. Limited Partnership, that the Radisson License Agreement (Atlanta) is between Radisson Licensor and Zenith Properties (Atlanta), Inc., and that the Radisson License Agreement (Orlando) is between Radisson Licensor and Zenith Properties (Orlando) Limited Partnership (the above franchise and license agreements are hereinafter referred to collectively as the "License Agreements"); (ii) Buyer has received copies of the License Agreements and is familiar with their contents, particularly the provisions therein relating to Seller's assignment of the License Agreements to Buyer and the procedures relating to such assignment; (iii) Seller has no right or power to assign the License Agreements to Buyer absent consent of the respective Licensor or Franchisor, and (iv) Closing is not contingent upon Buyer obtaining an assignment of the License Agreements (or otherwise entering into a contractual arrangement with Marriott or Radisson Licensor to operate the Property as either a Marriott or Radisson franchise. Buyer shall keep Seller informed of its progress in securing a written agreement with Marriott and/or Radisson Licensor. In the event Buyer has not entered into a written agreement with the appropriate party prior to the Closing Date, authorizing the operation of the Property under the Marriott or Radisson franchise as the case may be, Buyer shall, for a period of thirty (30) days after the Closing, permit Seller and the Hotel Manager and their respective employees, agents and contractors access to the Property for the purpose of removing the Licensor's trademarks, trade names, insignia and other items which are required to be removed upon termination of the License Agreements and to take such other actions as may be required by the terms of the License Agreements (including removal of any items of Tangible Personal Property or Inventories which contain or are embossed with any of the Marriott or Radisson trademarks, tradenames or other identifying insignia that are not inconsistent with this Agreements and Buyer's rights hereunder). If the License Agreements are terminated at Closing, Seller shall pay all fees and charges which are due or have accrued under the License Agreements upon such termination (but specifically not any fees, charges or damages due as a result of such termination), and Buyer shall not be responsible for same. Buyer shall pay when due, any and all fees, charges or damages arising from the termination of the License Agreements and shall indemnify and hold Seller harmless from the same. Buyer further acknowledges and Seller agrees that
(i) Seller shall advise Manager of the pending sale of the Property to Buyer,
(ii) the Hotel and Office Management Agreements shall be terminated effective on and as of the Closing Date, and (iii) if Manager wishes, it may communicate directly with Buyer to ascertain Buyer's interest in operating the Property under the Management Agreement.

          20.2  Marriott Franchise Agreement.  Buyer has indicated a desire to
                ----------------------------
Seller to continue to operate the Houston Real Property as a Marriott Hotel and Buyer intends to seek an assignment of the Marriott Franchise Agreement from Seller. Pursuant to the Marriott Franchise Agreement, Seller agrees to notify Marriott of the terms of this proposed transaction and further agrees to provide Marriott with such information as may be reasonably requested by Buyer to assist Buyer in obtaining Marriott's consent to the assignment of the Franchise Agreement. In the event Marriott does not consent to the assignment of the Franchise Agreement, Buyer will take no action after Closing to prevent Seller from complying with its obligations under the Franchise Agreement with respect to the termination thereof.

     20.3  Radisson (Atlanta) and Radisson (Orlando).  Buyer acknowledges that
           -----------------------------------------
it has requested Seller to terminate the Radisson (Atlanta) and Radisson (Orlando) License Agreements (the "Radisson Agreements"), and Seller agrees to take appropriate steps to terminate the Radisson Agreements effective as of the Closing. Buyer agrees that it will take no action after Closing to prevent Seller from complying with its obligations under the Radisson License Agreements with respect to the termination thereof.

     20.4 Survival.  The provisions of this Section 20 shall survive Closing.
          --------                          ----------

SECTION 21.  HOTEL PERSONNEL.

     Buyer acknowledges that all Hotel Employees are employed by the Manager or an affiliate thereof, and that Seller shall terminate the Management Agreement at Closing. Seller covenants and agrees to cause the Manager to terminate all Property Employees effective as of 11:59 p.m. on the day before the Closing Date (it being understood that if for any reason the Closing does not occur, such termination shall be deemed to be rescinded ab initio). Buyer shall cause all of
                                            -- -------
those Property Employees it desires to hire to be immediately rehired effective as of 12:01 a.m. on the Closing Date (it being understood that if for any reason the Closing does not occur, such rehiring shall be rescinded ab initio), upon
                                                             ---------
such terms as Buyer (or such other person or entity who may be responsible for the rehiring) may elect, provided that the failure to hire less than all the Property Employees and the hiring of Property Employees on different terms does not result in a violation of or cause the applicability of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. (S) 2101, et seq. (the "WARN Act")
                                                     -- ---
and Buyer (or such other responsible party) shall be responsible for all employee obligations of the rehired Property Employees accruing from and after such rehiring. Seller further covenants and agrees that Seller shall (i) cause the Manager to pay, within thirty (30) days after the Closing Date, all sums, if any, accrued by Property Employees under the Benefit Plan as of the Cut-Off
Time whether or not earned, (ii) reimburse the Manager for same to the extent required by the Management Agreement, (iii) indemnify and hold Buyer harmless from all amounts owed to Property Employees, including amounts owed on account of accrued and unpaid benefits, up to the Cut Off time on the Closing Date; (iv) enter into no employment or union contract between the date hereof and Closing that will be binding on Buyer on or after Closing, (v) Seller shall pay all wages owed to Property Employees through the Cut-Off Time on the Closing Date including accrued vacation and sick leave (whether or not earned). Notwithstanding the foregoing, at Buyer's request, and upon Buyer's express representation and covenant that Buyer will rehire immediately a sufficient number of Hotel Employees on terms sufficient to render the WARN Act inapplicable, Seller has refrained from giving any WARN Act notices. In the event it is determined that the WARN Act is applicable, and Seller or Manager incurs any loss or liability as a result thereof, such loss or liability shall be Buyer's responsibility and Buyer agrees to promptly indemnify, hold harmless and/or reimburse Seller or manager for such loss or liability. With respect to the Hotel Employees rehired by Buyer, Buyer shall be solely responsible to advise such Hotel Employees of Buyer's new employment policies, if any, and of any new terms and conditions of employee's salaries and benefit plans. Buyer shall be solely responsible for all obligations to rehired Hotel Employees arising after Closing and Buyer and Seller shall indemnify and hold the other harmless from and against any loss, cost, expense (including reasonable attorney fees and disbursements actually incurred) damage or liability any such party may suffer by reason of the other's default under this section.

     The provisions of this Section 21 shall survive Closing.
                            ----------

SECTION 22.  SAFE DEPOSIT BOXES.

     Seller and Buyer shall, before noon Eastern time on the day prior to Closing, give a written notice to all Hotel guests at the Property who have deposited items in such vaults or safety deposit boxes, stating (i) that each such guest is requested to present himself or herself at the front Hotel desk of the Property at any time from noon Eastern time on the day preceding the Closing to noon Eastern time on the day of the Closing, at which time a representative of Seller and a representative of Buyer (collectively, the "Representatives") shall be present at the front desk; (ii) that the Representatives shall, in each such guest's presence, open and inventory all items belonging to each such guest in the vault or safety deposit box in question, and (iii) that upon the taking of the inventory described in clause
(ii) above, each such guest shall be required to sign a new vault or safe deposit box agreement with Buyer, and (iv) that if any guest fails to present himself or herself at the front desk as requested, then the Representatives shall, without opening the applicable safety deposit box or vault, cause the safety deposit box or vault in question to be sealed, in which case the Representatives shall sign a statement indicating that the safety deposit box or vault in question has been sealed without having been opened. If the applicable guest subsequently requests delivery of the contents of such safety deposit box or vault, Buyer shall afford Seller a reasonable opportunity to have a representative available at such opening. Provided Seller and Buyer comply with the foregoing procedure, Seller or Seller's agent shall be responsible for all items placed in safety deposit boxes and vaults at the Property on or prior to Closing and Buyer shall be responsible for all items placed in safety deposit boxes and vaults at the Property after Closing.

     The provisions of this Section 22 shall survive Closing.
                            ----------

SECTION 23.  BAGGAGE INVENTORY.

     All baggage of Hotel guests who are in the Property on the date of the Closing which has been checked with or left in the care of Seller shall on the date of the Closing be tagged jointly by Seller and Buyer. Seller shall indemnify, defend and hold harmless Buyer against any claims, losses or liabilities incurred by Buyer with respect to such baggage arising out of the acts of omissions of Seller. Buyer shall indemnify, defend and hold harmless Seller against any claims, losses or liabilities incurred by Seller with respect to such baggage arising out of the acts or omissions of Buyer.

     The provisions of this Section 23 shall survive the Closing.
                            ----------

SECTION 24.  DEFAULT; REMEDIES.

     24.1 Default by Seller.  IN THE EVENT THE CLOSING AND THE CONSUMMATION OF
          -----------------
THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT DO SO NOT OCCUR BY REASON OF MATERIAL DEFAULT BY SELLER, BUYER AS ITS SOLE AND EXCLUSIVE REMEDY HEREUNDER, SHALL BE ENTITLED TO ELECT EITHER (I) TO OBTAIN THE RETURN OF THE DEPOSIT (AND IF APPLICABLE, THE NON-REFUNDABLE DEPOSIT) AND ANY INTEREST ACCRUED THEREON AND PAYMENT OF ITS REASONABLE OUT-OF-POCKET EXPENSES PAID TO NON-AFFILIATED THIRD PARTIES IN CONNECTION WITH THE TRANSACTION, OR (II) HEREBY WAIVING ALL OTHER ACTIONS, RIGHTS OR CLAIMS FOR DAMAGES, BRING AN EQUITABLE ACTION TO SEEK SPECIFIC PERFORMANCE OF THIS AGREEMENT ACCORDING TO ITS TERMS.

     Buyer's Initials: __________  Seller's Initials: __________

     24.2 Default by Buyer.  IN THE EVENT THE CLOSING AND THE CONSUMMATION OF
          ----------------
THE TRANSACTION HEREIN CONTEMPLATED DO NOT OCCUR AS HEREIN PROVIDED BY REASON OF ANY MATERIAL DEFAULT OF BUYER, BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES SUFFERED BY SELLER AS A RESULT OF BUYER'S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS

A RESULT OF SUCH FAILURE; THEREFORE, BUYER AND SELLER DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT THAT BUYER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IS AN AMOUNT EQUAL TO THE DEPOSIT AND, IF APPLICABLE, SAID AMOUNT SHALL ALSO INCLUDE THE AMOUNT OF THE NON-REFUNDABLE DEPOSIT AS WELL (BOTH OF WHICH INCLUDE ANY ACCRUED INTEREST THEREON); SAID AMOUNT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT BY BUYER AND SHALL BE SELLER'S EXCLUSIVE REMEDY FOR BUYER'S BREACH OF THIS AGREEMENT (EXCEPT FOR BUYER'S INDEMNITY OBLIGATIONS UNDER SECTION 5, WHICH MAY ALSO BE ENFORCED BY
                                    ---------
SELLER). THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY.

     Buyer's Initials: __________  Seller's Initials: __________

SECTION 25.  ARBITRATION OF DISPUTES.

     Any controversy or claim arising out of or relating to this agreement or any agreements or instruments relating hereto or delivered in connection herewith, including, but not limited to, a claim based on or arising from an alleged tort shall, at the request of either buyer or seller, be determined by arbitration in accordance with the Federal Arbitration Act (9 U.S.C. Section 1 et seq.) under the auspices and rules of the American Arbitration Association ("AAA"). The AAA shall be instructed by either or both parties to prepare a list of three (3) arbitrators who shall be disinterested and shall have experience in commercial real estate and in the area of the particular issue(s) connected with the dispute. Within 10 days of receipt of the list, each party may strike 1 name from the list. The AAA shall then appoint the arbitrator from the name(s) remaining on the list. The arbitration shall be conducted in Atlanta, Georgia. Any controversy in interpretation or enforcement of this provision or whether a dispute is arbitrable, shall be determined by the arbitrator. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or in pursuit of an ancillary remedy does not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration.

     Notice: By initialing in the space below you are agreeing to have any dispute arising out of the matters included in the 'Arbitration of Disputes' provision decided by neutral arbitration as provided by South Carolina law and you are giving up any rights you might possess to have the dispute litigated in a Court of by jury trial. By initialing in the space below you are giving up your judicial rights to discovery and appeal unless such rights are specifically included in the 'Arbitration of Disputes' provision. If you refuse to submit to arbitration after agreeing to this provision, you may be compelled to arbitrate under the authority of South Carolina law. Your agreement to this arbitration provision is voluntary.

     Notwithstanding the foregoing, Seller and Buyer agree that the following controversies shall be excluded from the arbitration requirements of this section: (i) each and every controversy asserted in any action brought by a third party and in which Seller or Buyer are named or joined defendants (including counterclaims and third party defendants); (ii) Each and every controversy brought by Buyer or Seller against a third party; (iii) Each and every controversy not related to the Agreement, Closing or Property; and/or (iv) Any action for specific performance and/or injunctive relief brought by Buyer.

     WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION.


     Buyer's Initials__________  Seller's Initials__________


SECTION 26.  ASSIGNMENT.

     Except to an Affiliate (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended), and specifically including, but not limited to a joint venture between Buyer and a third party in which such third party holds less than a fifty percent (50%) interest and Buyer remains as the controlling party of the joint venture) Buyer shall not assign this Agreement without obtaining Seller's prior written consent, which consent may be withheld by Seller in its sole and absolute discretion for any reason whatsoever. Any attempted assignment without Seller's prior written consent shall, at Seller's option, be voidable and constitute a material breach of this Agreement. No assignment, including to an Affiliate, shall be effective against Seller until Buyer delivers to Seller a fully executed copy of the assignment instrument, which instrument must be satisfactory to Seller in both form and substance and pursuant to which the assignee assumes and agrees to perform for the benefit of Seller the obligations of Buyer under this Agreement, and pursuant to which the assignee makes the warranties, representations, and covenants required of Buyer under this Agreement. Any assignment, including to an Affiliate, shall not release Buyer from any of its obligations under this Agreement and shall demonstrate to the satisfaction of Seller the assignee's financial ability to consummate the transaction contemplated by this Agreement. Subject to the provisions of this
Section 26, Buyer may assign to an Affiliate the right to take title to one or
----------
more Properties, and to the extent that
an Affiliate takes title to a particular Property, Seller agrees that Seller's representations, warranties, covenants, indemnities and other obligations under this Agreement with respect to such Property shall extend to and inure to the benefit of and be enforceable by such Affiliate

 SECTION 27.  NOTICES.

     All notices or other communications required or permitted hereunder must be in writing, and must be personally delivered (including by means of professional messenger service) or sent by overnight courier, or sent by registered or certified mail, postage prepaid, return receipt requested and by facsimile to the addresses set forth below. All notices sent by mail shall be deemed received two (2) days after the date of mailing, all notices sent by facsimile shall be deemed sent on the day received if received during business hours on a business day, or on the next business day if not received during business hours on a business day, and all notices sent by other means permitted herein shall be deemed received on the date delivered (or receipt of delivery is refused). The address for notices are as follows:

   Seller:          1700/1750 West Loop S. Limited Partnership
                    Zenith Properties (Atlanta), Inc.
                    Zenith Properties (Orlando), Limited Partnership 1000 Zenith Parkway
                    Fort Mill, South Carolina  29715
                    Attn:  Mr. George Tang
                    Telephone No.  (803) 547-8118
                    Telecopier No. (803) 548-7002

   with a copy to:  M. Joseph Allman, Esq.
                    Allman Spry Leggett & Crumpler, P.A.
                    380 Knollwood Street, Suite 700
                    Winston Salem, North Carolina  27103
                    Telephone No.  (910) 722-2300
                    Telecopier No. (910) 722-8720

   Buyer:           American General Hospitality Operating Partnership, L.P.
                    American General Hospitality Corporation
                    3860 West Northwest Highway
                    Dallas, Texas 75220
                    Attn:  Steven J. Jorns, President

   With copy to:    Douglas A. Raelson, Esquire
                    Battle Fowler L.L.P.
                    Park Avenue Tower
                    75 East 55th Street
                    New York, New York 10022
                    Telephone No. (212) 856-7000
                    Telecopier No. (212) 339-9156

   Escrow Agent:    Commonwealth Land Title Company of Dallas
                    1700 Pacific Avenue, Suite 4740
                    Dallas, Texas 75201
                    Attn: Beverly Griesse
                    Telephone No. (212) 855-8403

SECTION 28.  BROKERS.

     Subject to the completion of the transaction contemplated herein and the consummation of the Closing, Buyer shall be responsible for the payment of any fees or real estate commissions due Mr. Greg Rice or Solid Rock Advisors, Inc.. Seller shall be responsible for the payment of advisory fees due to Mr. Yet King Loy of Goddard & Smith International Realty, Inc. Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by them, respectively, other than the Brokers whose names appear in Section 1, in connection with any of the transaction
                ---------
contemplated by this Agreement, or to its knowledge, is in any way connected with any of such transactions. Buyer shall indemnify, save harmless and defend Seller from any liability, cost, or expense arising out of or connected with any claim for any commission or compensation made by any person or entity claiming to have been retained or contacted by Buyer in connection with this transaction, other than the Brokers. Seller shall indemnify, save harmless and defend Buyer from any liability, cost, or expense arising out of or connected with any claim for any commission or compensation made by any person or entity claiming to have been retained or contacted by Seller in connection with this transaction, other than the Brokers. The provisions of Section 28 shall survive the Closing or
                                      ----------
any earlier termination of this Agreement.

SECTION 29. ESCROW AGENT.

     29.1 General.  Escrow Agent has agreed to act as escrow agent for the
          -------
convenience of the parties without fee or other charges for such services as Escrow Agent. Escrow Agent shall not be liable: (i) to any of the parties for any act or omission to act except for its own gross negligence or willful misconduct; (ii) for any legal effect, insufficiency, or undesirability of any instrument deposited with or delivered by Escrow Agent or exchanged by the parties hereunder, whether or not Escrow Agent prepared such instrument;
(iii) for any loss or impairment of funds that have been deposited in escrow while those funds are in the course of collection, or while those funds are on deposit in a financial institution, if such loss or impairment results from the failure, insolvency or suspension of a financial institution; (iv) for the expiration of any time limit or other consequence of delay, unless a properly executed written instruction has been delivered to Escrow Agent instructing Escrow Agent to comply with such time limit; or (v) for any default, error, action or omission of either Seller or Buyer. Escrow Agent shall be entitled to rely, in good faith, on any document or paper received by it from Buyer or Seller, or their respective legal counsel, believed by Escrow Agent, in good faith, to be bona fide and genuine.

     29.2 Written Demand.  Should either Buyer or Seller determine that it is
          --------------
entitled to payment of the Deposit as a result of the other's default under the terms of the Agreement, said party shall file a written demand for payment of the Deposit with Escrow Agent setting forth the basis for such demand. Upon the filing of a written demand for payment of the Deposit by Buyer or Seller pursuant to the provisions hereof, Escrow Agent shall promptly mail a copy thereof to the other party. The other party shall have the right to object to the delivery of the Deposit by filing written notice of such objection with Escrow Agent, such that it is received by Escrow Agent at any time within ten
(10) days after the mailing of the copy of the written demand to it, but not thereafter. Such notice shall set forth the basis for objecting to the delivery of the Deposit. Upon receipt of such notice of objection, Escrow Agent shall promptly mail a copy thereof to the party who filed the written demand for the Deposit. Provided, however, this Section 29.2 shall not apply to the return of
                                   ------------
Buyer's Deposit pursuant to Section 4.4 hereof, or to the release of the Non-
                                        -------------------------------------
Refundable Deposit to Seller.
----------------------------

     29.3 Disposition of Deposit.  In the event Escrow Agent shall receive a
          ----------------------
notice of objection provided for above within the time therein prescribed, Escrow Agent shall continue to hold the Deposit until:

          (a) Escrow Agent receives written notice from both the Seller and Buyer directing the disbursement of the Deposit, in which case Escrow Agent shall then disburse the Deposit in accordance with the notice from both Seller and Buyer; or

          (b) In the event of litigation between Seller and Buyer, Escrow Agent shall deliver the Deposit to the Clerk of Court in which the litigation is pending;

          (c) Escrow Agent takes such affirmative steps as Escrow Agent may, in Escrow Agent's reasonable opinion, elect in order to terminate Escrow Agent's duty, including, but not limited to, delivering the Deposit to a court of competent jurisdiction and an instituting an action for interpleader, the costs thereof to be borne by whichever of Seller or Buyer is the losing party therein; or

          (d) An order of a court of competent jurisdiction is received by Escrow Agent directing the delivery of the Deposit.

     29.4 Fees.  In the event of any dispute as to the disbursement of monies
          ----
held by Escrow Agent in escrow, including any interpleader action which may be filed by Escrow Agent pursuant to this Agreement, Seller and Buyer agree that they shall be jointly and severally liable for the reasonable fees and expenses (including attorneys' fees) incurred by Escrow Agent in connection therewith unless the dispute shall have been finally resolved by the court, in which case Escrow Agent's reasonable expenses (including attorneys' fees) shall be borne by the losing party. Escrow Agent shall not be liable for Escrow Agent's compliance with any legal process, subpoena, writs, orders, judgments and decrees of any court, whether issued with or without jurisdiction, and whether or not subsequently vacated, modified, set aside or reversed.

SECTION 30.  MISCELLANEOUS.

     30.1 Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be considered an original, but all of which shall constitute one and the same document. Delivery of an executed counterpart by either party to this Agreement may be made to the other party by facsimile, and such facsimile shall have the same force and effect as an original. Any party so delivering this Agreement by facsimile shall promptly deliver to the other party by overnight courier the executed original counterpart of this Agreement.

     30.2 Partial Invalidity.  If any term or provision of this Agreement shall
          ------------------
be deemed to be invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby, and each remaining term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     30.3 Possession of the Property.  Seller shall deliver possession of the
          --------------------------
Property to Buyer upon Closing, subject to the right of any tenants under the Leases and Hotel guests.

     30.4 Waivers.  No waiver of any breach of any covenant or provision
          -------
contained herein shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act except those of the waiving party, which shall be extended by a period of time equal to the period of the delay.

     30.5 Successors and Assigns.   Subject to the provisions of Section 26
          ----------------------                                 ----------
hereof, this Agreement is binding upon and inures to the benefit of the
------
permitted successors and assigns of the parties hereto.

     30.6 Professional Fees.  In the event of the bringing of any action,
          -----------------
arbitration or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to recovery from the other party all costs and expenses of the action, arbitration or suit, and actual attorneys' fees.

     30.7 Entire Agreement.  This Agreement (including all Exhibits attached
          ----------------
hereto) constitutes the entire contract between the parties hereto with respect to the subject matter hereof and may not be modified except by an instrument in writing signed by both parties hereto.

     30.8 Time of the Essence.  Seller and Buyer hereby acknowledge and agree
          -------------------
that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof.

     30.9 Construction.  This Agreement has been prepared by Seller and its
          ------------
professional advisors and reviewed and modified by Buyer and its professional advisers. Seller and Buyer and their respective advisors believe that this Agreement is the product of all of their efforts, that it expresses their agreement and that it should not be interpreted in favor of or against either Buyer or Seller. The parties further agree that this Agreement shall be construed to effectuate the normal and reasonable expectations of a sophisticated Seller and Buyer. To the extent that the terms and provisions of this Agreement are in conflict with or are inconsistent with the terms and provisions of the Assignment and Assumption of Leases and Security Deposits, Assignment and Assumption of Operational Contracts, Assignment and Assumption of Intangible Personal Property, the terms and provisions of this Agreement shall control, notwithstanding that the previously enumerated closing documents were executed and delivered after the Effective Date of this Agreement.

     30.10 Governing Law.  The parties hereto expressly agree that this
           -------------
Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of South Carolina, without application of conflict of law principles.

     30.11 Confidentiality.
           ---------------

     (a)   Press Releases.  Neither Seller nor any Affiliate thereof (as used in
           --------------
this Agreement "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General

Rules and Regulations under the Securities and Exchange Act of 1934, as amended, and, when used in connection with Seller or Buyer shall include each officer, director, and partners thereof) shall issue any press release nor otherwise make public any information with respect to this Agreement or the transactions contemplated hereby prior to the Closing Date, without the prior written consent of Buyer. If required as part of its responsibilities as a public company, Buyer or its Affiliates may issue press releases, and Buyer or its Affiliates may refer to this Agreement and the transactions contemplated hereby in any filing pursuant to securities laws or stock exchange listing obligations or as required by law or advised by counsel to be in accordance with law, provided that, with respect to any press release, (i) Buyer has provided Seller with an opportunity to review and comment upon such release, although any changes to such release suggested by Seller shall be made in the sole discretion of Buyer or its Affiliates, and (ii) no such press release shall be issued prior to the expiration of the Due Diligence Period or Extended Due Diligence Period, as the case may be. Until such time as a press release has been issued by Buyer, neither Seller nor Buyer shall discuss or disclose the existence of this transaction, the terms of this Agreement or the identity of the parties hereto with any person or entity, except for those employees, prospective lenders, advisors, attorneys, consultants and other professionals required to implement the terms of this Agreement, including financing, or to assist in Buyer's due diligence and who have agreed to maintain the confidentiality of the transaction and the information they receive. Notwithstanding the preceding sentence, Seller is authorized to make such disclosure of this transaction and provide such pertinent information to Marriott and Radisson Licensor as required by the terms of their respective License Agreements.

     (b) Confidentiality.  Except to the extent otherwise provided herein,
         ---------------
required by law or advised by counsel to be in accordance with law, or contemplated by Section 30.11(a), until the consummation of the transactions
                ----------------
contemplated by this Agreement, the parties hereto shall hold, and shall cause each of their respective Affiliates to hold, all information and documents obtained in connection with the transactions contemplated hereby confidential including, any oral and written information concerning the Seller and the Hotel received from the Seller or from a third party at the direction of the Seller (collectively the "Due Diligence Material"). The Due Diligence Material shall not be disclosed, discussed or made known without the prior written consent of the Seller, except to the employees or board of directors of the Buyer, the OP, the REIT, or any of their affiliates, to Buyer's prospective lenders and their counsel, to any hotel franchisors, any marketing company employed to do feasibility studies, or any investment banking, accounting, legal or other professional advisors, or to any environmental or engineering consultants with whom Buyer desires to consult in connection with the proposed transaction. If the purchase and sale contemplated hereby are not consummated for any reason whatever, each party hereto shall, as soon as practicable, return all such information and documents (and any copies thereof in such party's possession) to such other party hereto.

     Notwithstanding the foregoing, it is acknowledged that the REIT may sell shares to the general public or in a private placement and that in connection therewith, the REIT has the absolute and unbridled right to market such securities and prepare and file all necessary or reasonably required registration statements and other papers, documents and instruments necessary or reasonably required in the REIT's judgment, and that of its attorneys and underwriters, to file a registration statement with respect to its shares with the U.S. Securities and Exchange Commission and/or similar state authorities and to cause same to become effective and to disclose therein and thus to its underwriters, to the U.S. Securities and Exchange Commission and or to similar state authority and to the public all of the terms, conditions and provisions of this Agreement, as well as various documents delivered to the REIT and/or Buyer pursuant to this Agreement provided however, such disclosures shall not be made until the expiration of the Due Diligence Period or the Extended Due Diligence Period, without the prior written consent of Seller which shall not be unreasonably withheld or delayed.

     (c) Survival.  The provisions of this Section 30.11 shall survive the
         --------                          -------------
Closing or any earlier termination of this Agreement.

     30.12 Financing.   Buyer's obligations under this Agreement are not
           ---------
contingent upon Buyer's obtaining any third party financing, it being understood that this is an "all-cash" transaction.

     30.13 Survival.  All obligations of the parties contained herein which
           --------
by their terms are not to be performed or fulfilled until after Closing and any other provisions of this Agreement which by their terms survive the Closing or the earlier termination of this Agreement shall survive the Closing or the earlier termination of this Agreement.

     30.14 Buyer's Individual Liabilities.  No trustee or officer, agent,
           -------------------------------
security holder, or employee of Buyer or its respective affiliates shall ever have any personal liability for obligations entered into on behalf of Buyer or its respective affiliates and the assets of any such individuals shall not be subject to the claims of any person relating to the obligations of Buyer or its respective affiliates.

     30.15 Seller's Individual Liabilities.  No director, officer, employee
           --------------------------------
or agent of Regent Corporation ("RC"), Regent Carolina Corporation ("RCC"), or Seller, or their other respective affiliates, shall ever have any personal liability for obligations entered into on behalf of any of RC, RCC, or Seller, or their respective affiliates and the assets of any such individuals shall not be subject to the claims of any person or entity relating to the obligations of RC, RCC, or Seller or any of their respective affiliates.

     30.16 Letter of Guaranty.  Not later than ten (10) days before the end
           -------------------
of the Due Diligence Period, Seller shall provide Buyer with a Letter of Guaranty whereby Regent Carolina Corporation guarantees for a period of one year following the Closing any post-closing liability of Seller to Buyer under this Agreement. In addition, Seller shall provide a similar Letter of Guaranty from Regent Corporation which will become applicable only in the event a substantial portion of the assets of Regent Carolina Corporation are sold or transferred within the year following Closing. During the Due Diligence Period Buyer shall satisfy itself concerning the financial strength of the aforementioned guarantors.

     30.17  Escrow For Unpaid Sales Taxes.  (a)  Seller acknowledges that it has
            -----------------------------
the obligation to pay all sales tax due the State of Florida, Department of Revenue (the "Department of Revenue") in connection with the operation of the Orlando Property up to and including the day before the Closing Date (including any amounts subsequently determined by the Department of Revenue to be due and owing), and such obligation shall survive Closing. Seller covenants and agrees
(i) to pay all such sales tax and (ii) to comply with the requirements of applicable Florida statutes with respect to the payment of sales tax. Seller further agrees to escrow such amounts at Closing as may be required by applicable Florida statutes with respect to the payment of such sales tax.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year hereinabove written.



                      THE NEXT PAGE IS THE SIGNATURE PAGE

    SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT BY AND BETWEEN 1700/1750 WEST LOOP S. LIMITED PARTNERSHIP AND ZENITH PROPERTIES (ATLANTA), INC. AND ZENITH PROPERTIES (ORLANDO), LIMITED PARTNERSHIP, COLLECTIVELY AS SELLER AND AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P. AS BUYER



           "SELLER"                                   "BUYER"

1700/1750 West  Loop S. Limited                American General Hospitality
Partnership                                    Operating Partnership, L.P.

By: Zenith Properties (Houston), Inc.,         By:  AGH GP, Inc., General
General Partner                                Partner

By: /s/ George Tang                            By: /s/ Bruce G. Wiles
    ---------------------------                    ---------------------------
Title: Director                                Title: Executive Vice President
       ------------------------                       ------------------------
           "SELLER"

Zenith Properties (Atlanta), Inc.

By: /s/ George Tang
    ---------------------------
Title: Director
       ------------------------

           "SELLER"

Zenith Properties (Orlando), Limited
Partnership

By: Regent Hospitality Corporation, General
    ---------------------------------------
Partner

By: /s/ George Tang
    -----------------------
Title: Director
       --------------------

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